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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BALL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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BALL CORPORATION
10 Longs Peak Drive, Broomfield, Colorado 80021-2510

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, APRIL 27, 2011

        The Annual Meeting of Shareholders of Ball Corporation will be held at the Corporation's offices, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510, on Wednesday, April 27, 2011, at 8:00 A.M. (MDT) for the following purposes:

  1.
  To elect four directors for three-year terms expiring at the Annual Meeting of Shareholders to be held in 2014;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation for 2011;

  3.
  To approve, by non-binding vote, the compensation of the named executive officers as disclosed in the enclosed Proxy Statement;

  4.
  To recommend, by non-binding vote, the frequency of the shareholder vote to approve the compensation of the named executive officers;

  5.
  To consider a shareholder proposal, if properly presented, to have the Board of Directors adopt a rule to redeem any current or future rights plan unless such plan or amendments to the plan are submitted to a shareholder vote, as a separate ballot item, within 12 months;

  6.
  To consider a shareholder proposal, if properly presented, to have the Board of Directors take the necessary steps, excluding those that may be taken only by shareholders, to change Ball's jurisdiction of incorporation to Delaware; and

  7.
  To consider any other business as may properly come before the meeting, although it is anticipated that no business will be conducted other than the matters listed above.

        Only holders of Common Stock of record at the close of business on March 1, 2011, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        A Proxy Statement appears on the following pages. Copies of the Annual Report and Form 10-K for 2010 are being mailed to you with this Notice of Annual Meeting of Shareholders and Proxy Statement.

By Order of the Board of Directors
David A. Westerlund Corporate Secretary

March 14, 2011
Broomfield, Colorado

YOUR VOTE IS IMPORTANT

You are urged to complete, sign, date and promptly return your proxy card in the enclosed postage-paid envelope, or submit your proxy by telephone or via the Internet, as soon as possible, so that your shares can be voted at the meeting in accordance with your instructions.

PLEASE NOTE: The 2011 Annual Meeting of Shareholders will be held to tabulate the votes cast and to report the results of voting on the items described above. No management presentations or other business matters are planned for the meeting.

Ball and are trademarks of Ball Corporation, Reg. U.S. Pat. & Tm. Office

BALL CORPORATION
10 Longs Peak Drive, Broomfield, Colorado 80021-2510

PROXY STATEMENT
March 14, 2011

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, APRIL 27, 2011

Important notice regarding the availability of proxy materials for the Annual
Meeting of Shareholders to be held on Wednesday, April 27, 2011:

The Proxy Statement, 10-K and Annual Report are available at
http://materials.proxyvote.com/058498

To Shareholders of Ball Corporation:

        This Proxy Statement and the accompanying proxy card are furnished to shareholders in connection with the solicitation by the Board of Directors of Ball Corporation ("Corporation" or "Ball") of proxies to be voted at the Annual Meeting of Shareholders ("Annual Meeting") to be held April 27, 2011, for the purposes stated in the accompanying notice of the meeting.

        Please complete, sign, date and return your proxy card, or submit your proxy by telephone or via the Internet, as soon as possible, so that your shares can be voted at the meeting. Any Ball Corporation shareholder of record desiring to submit a proxy by telephone or via the Internet will be required to enter the unique voter control number imprinted on the Ball Corporation proxy card, and therefore should have the card for reference when initiating the process.

  •
  To submit your proxy by telephone, call 1-800-652-8683 on a touch-tone telephone and follow the simple menu instructions provided. There is no charge for this call.

  •
  To submit your proxy over the Internet, log on to the Web site http://www.investorvote.com and follow the simple instructions provided.

Similar instructions are included on the enclosed proxy card.

        A shareholder of the Corporation may revoke a proxy in writing at any time prior to the meeting by sending written notice of revocation to the Corporate Secretary; by voting again by telephone, via the Internet or in writing; or by voting in person at the meeting.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

        At the close of business on March 1, 2011, there were outstanding 169,313,274 shares of Common Stock (together with the associated preferred stock purchase rights under the Rights Agreement dated as of July 26, 2006, between the Corporation and Computershare Investor Services, LLC, as amended). Other than 944 shares of Common Stock granted as restricted stock without voting rights, each of the shares of Common Stock is entitled to one vote. Shareholders do not have cumulative voting rights with respect to the election of directors.

        Based on Schedule 13G filings with the Securities and Exchange Commission ("SEC"), the following table indicates the beneficial owners of more than 5 percent of the Corporation's outstanding Common Stock as of December 31, 2010:

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)		Percent of Class
Lazard Asset Management LLC 30 Rockefeller Plaza New York, New York 10112	13,318,592	(2)	7.54
Vanguard Fiduciary Trust Company 500 Admiral Nelson Boulevard Malvern, Pennsylvania 19355	10,731,696	(3)	6.08
Iridian Asset Management LLC David L. Cohen Harold J. Levy 276 Post Road West Westport, Connecticut 06880-4704	9,512,458	(4)	5.40
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	9,353,648	(5)	5.29
Blackrock Inc. 40 East 52nd Street New York, New York 10022	9,133,664	(6)	5.17

(1)
All share numbers, including those reflected in the footnotes, have been adjusted to reflect the two-for-one split which was effective February 15, 2011.

(2)
5,732,522 shares held with sole voting power and 13,318,592 shares held with sole dispositive power.

(3)
The shares are held with shared voting and dispositive power.

(4)
The Reporting Persons are lridian Asset Management LLC ("Iridian"), David L. Cohen ("Cohen") and Harold J. Levy ("Levy") (collectively, the "Reporting Persons").

Iridian is majority owned by Arovid Associates LLC, a Delaware limited liability company owned and controlled by the following: 12.5 percent by Cohen, 12.5 percent by Levy, 37.5 percent by LLMD LLC, a Delaware limited liability company, and 37.5 percent by ALHERO LLC, a Delaware limited liability company. LLMD LLC is owned 1 percent by Cohen, and 99 percent by a family trust controlled by Cohen. ALHERO LLC is owned 1 percent by Levy and 99 percent by a family trust controlled by Levy.

The Reporting Persons beneficially owned in the aggregate 9,512,458 shares of Common Stock which equates to approximately 5.4 percent of the outstanding shares (the percentage of shares of Common Stock owned being based upon 176,641,186 shares of Common Stock outstanding at October 24, 2010, as set forth in the Issuer's Quarterly Report on Form 10-Q for the quarter ended September 26, 2010). Iridian has direct beneficial ownership of the shares of Common Stock in the accounts for which it serves as the investment adviser under its investment management agreements. Messrs. Cohen and Levy may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by Iridian by virtue of their indirect controlling ownership of Iridian, and having the power to vote and direct the disposition of shares of Common Stock as joint Chief Investment Officers of Iridian. Messrs. Cohen and Levy disclaim beneficial ownership of such shares.

Mr. Levy has direct beneficial ownership of the 40,000 shares of Common Stock owned by him. As used herein, "beneficial ownership" has the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

Iridian has the direct power to vote or direct the vote, and the direct power to dispose or direct the disposition, of 9,512,458 shares of Common Stock. Cohen and Levy may be deemed to share with Iridian the power to vote or direct the vote and to dispose or direct the disposition of such shares.

Mr. Levy has the direct power to vote or direct the vote, and the direct power to dispose or direct the disposition, of 40,000 shares of Common Stock.

(5)
226,504 shares with sole voting and shared dispositive power and 9,127,144 shares held with sole dispositive power.

(6)
9,133,664 shares are held with sole dispositive power.

 BENEFICIAL OWNERSHIP

        The following table lists the beneficial ownership of Common Stock of the Corporation by director nominees, continuing directors, the Chief Executive Officer and the four other most highly compensated executive officers and, as a group, of such persons and the other executive officers as of the close of business on March 1, 2011.

Title of Class	Name of Beneficial Owner	Shares Beneficially Owned(1)		Percent of Class(2)
Common	Robert W. Alspaugh	30,765	(3)	*
Common	Hanno C. Fiedler	133,754	(4)	*
Common	John A. Hayes	827,927	(5)	*
Common	R. David Hoover	3,424,745	(6)	2.0
Common	John F. Lehman	223,480	(7)	*
Common	Scott C. Morrison	347,072	(8)
Common	Georgia R. Nelson	41,934	(9)	*
Common	Jan Nicholson	338,865	(10)	*
Common	Raymond J. Seabrook	992,576	(11)	*
Common	George M. Smart	64,020	(12)	*
Common	Theodore M. Solso	141,628	(13)	*
Common	Stuart A. Taylor II	159,961	(14)	*
Common	Erik H. van der Kaay	107,064	(15)	*
Common	David A. Westerlund	801,205	(16)	*
Common	All of the above and present executive officers as a group (21)	8,906,436	(17)	5.3

(1)
Full voting and dispositive investment power, unless otherwise noted.

(2)
* Indicates less than 1 percent ownership.

(3)
Includes 12,429 stock units equivalent to 12,429 shares with no voting rights or dispositive investment power that have been deferred by Mr. Alspaugh pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 18,336 restricted stock units with no voting rights or dispositive investment power.

(4)
Includes 20,000 shares that Mr. Fiedler may acquire during the next 60 days upon exercise of stock options. Also includes 16,336 shares of restricted stock or restricted stock units without voting rights. Voting rights attach to the shares as the restrictions lapse.

(5)
Includes 351,186 shares that Mr. Hayes may acquire during the next 60 days upon the exercise of stock options. Also includes 192,208 stock units equivalent to 192,208 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 154,430 restricted stock units with no voting rights or dispositive investment power.

(6)
Includes 336,948 shares held in trust for Mr. Hoover's spouse, as to which he disclaims beneficial ownership, and 2,034,088 shares that he may acquire during the next 60 days upon the exercise of stock options. Also includes 827,633 stock units equivalent to 827,633 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 205,000 restricted stock units with no voting rights or dispositive investment power.

(7)
Includes 16,000 shares that Mr. Lehman may acquire during the next 60 days upon the exercise of stock options. Also includes 48,114 stock units equivalent to 48,114 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 16,336 restricted stock units with no voting rights or dispositive investment power.

(8)
Includes 105,098 shares that Mr. Morrison may acquire during the next 60 days upon the exercise of stock options. Also includes 94,598 stock units equivalent to 94,598 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 39,600 restricted stock units with no voting rights or dispositive investment power.

(9)
Includes 19,598 stock units equivalent to 19,598 shares with no voting rights or dispositive investment power that have been deferred by Ms. Nelson pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 16,336 restricted stock units with no voting rights or dispositive investment power.

(10)
Includes 16,000 shares that Ms. Nicholson may acquire during the next 60 days upon the exercise of stock options. Also includes 23,235 stock units equivalent to 23,235 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 16,336 restricted stock units with no voting rights or dispositive investment power.

(11)
Includes 9,750 shares owned by Mr. Seabrook's child, as to which he disclaims beneficial ownership, and 383,088 shares that he may acquire during the next 60 days upon the exercise of stock options. Also includes 288,459 stock units equivalent to 288,459 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 81,250 restricted stock units with no voting rights or dispositive investment power.

(12)
Includes 12,634 stock units equivalent to 12,634 shares with no voting rights or dispositive investment power that have been deferred by Mr. Smart pursuant to the Ball Corporation Deferred Compensation Company Stock Plans and 16,336 restricted stock units with no voting rights or dispositive investment power.

(13)
Includes 16,000 shares that Mr. Solso may acquire during the next 60 days upon the exercise of stock options. Also includes 44,446 stock units equivalent to 44,446 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 16,336 restricted stock units with no voting rights or dispositive investment power.

(14)
Includes 16,000 shares that Mr. Taylor may acquire during the next 60 days upon the exercise of stock options. Also includes 46,947 stock units equivalent to 46,947 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 16,336 restricted stock units with no voting rights or dispositive investment power.

(15)
Includes 39,462 stock units equivalent to 39,462 shares with no voting rights or dispositive investment power that have been deferred by Mr. van der Kaay pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 16,336 restricted stock units with no voting rights or dispositive investment power.

(16)
Includes 6,156 shares owned by Mr. Westerlund's spouse, as to which he disclaims beneficial ownership, and 385,338 shares that he may acquire during the next 60 days upon the exercise of stock options. Also includes 243,743 stock units equivalent to 243,743 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and 70,000 restricted stock units with no voting rights or dispositive investment power.

(17)
Includes 353,894 shares to which beneficial ownership is disclaimed, and 3,947,186 shares that may be acquired during the next 60 days upon the exercise of stock options, and includes 199,000 shares to which beneficial ownership is disclaimed. Also includes 2,173,139 stock units equivalent to 2,173,139 shares with no voting rights or dispositive investment power that have been deferred pursuant to the Ball Corporation Deferred Compensation Company Stock Plans, and includes 125,103 units to which beneficial ownership is disclaimed; and 852,256 restricted stock units with no voting rights or dispositive investment power, and includes 27,200 restricted stock units to which beneficial ownership is disclaimed. In addition, 67,426 shares have been pledged.

VOTING ITEM I—ELECTION OF DIRECTORS

          Pursuant to our Amended Articles of Incorporation and the Indiana Business Corporation Law, our Board of Directors ("Board") is divided into three classes, as nearly equal in number as possible, with directors serving staggered three-year terms. Amendments to the Indiana Business Corporation Law in 2009 made this classified Board structure statutorily required for Ball Corporation, effective from and after July 31, 2009. On April 27, 2011, four persons are to be elected to serve as directors until the 2014 Annual Meeting of Shareholders. Unless otherwise instructed on the proxy card, the persons named in the accompanying proxy intend to vote for nominees John A. Hayes, George M. Smart, Theodore M. Solso, and Stuart A. Taylor II to hold office as directors of the Corporation until the 2014 Annual Meeting of Shareholders (Class II), or, in each case, until his respective successor is elected and qualified. All nominees have consented to be named as candidates in the Proxy Statement and have agreed to serve if elected. If, for any reason, any of the nominees becomes unavailable for election, the shares represented by proxies will be voted for any substitute nominee or nominees designated by the Board. The Board has no reason to believe that any of the nominees will be unable to serve.

          In accordance with the Indiana Business Corporation Law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Abstentions and broker nonvotes are considered neither votes "for" nor "against." Proxies may not be voted for a greater number of persons than the four named nominees.

          Set forth for each director nominee in Class II and for each continuing director in Classes I and III is the director's principal occupation and employment during the past five years or, if longer, the period during which the director has served as a director, and certain other information, including his or her public company directorships during the past five years.

 DIRECTOR NOMINEES AND CONTINUING DIRECTORS

To Be Elected for a Term of Three Years Until the 2014 Annual Meeting (Class II)
John A. Hayes
President and Chief Executive Officer, Ball Corpor-
	ation, since January 2011; President and Chief Operating Officer, January 2010 to January 2011; Executive Vice President and Chief Operating Officer 2008-2010; President, Ball Packaging Europe and Senior Vice President, Ball Corporation 2007-2008; Executive Vice President, Ball Packaging Europe and Vice President, Ball Corporation 2005-2006; Vice President, Corporate Strategy, Marketing and Development 2003-2005; Vice President, Corporate Planning and Development 2000-2003; Senior Director, Corporate Planning and Development 1999. Age 45.	Director since 2010.
George M. Smart	President, Sonoco-Phoenix, Inc., North Canton, Ohio, a subsidiary of Sonoco Products Company, 2001 to 2004. Age 65.	Director since 2005. Member, Audit and Human Resources Committees. Mr. Smart is a director of FirstEnergy Corp., Akron, Ohio.
Theodore M. Solso	Chairman and Chief Executive Officer, Cummins Inc., Columbus, Indiana, since January 2000. Age 64.
Director since 2003. Member, Audit and Human Resources Committees.

Mr. Solso is a director of Ashland Inc., Covington, Kentucky. In the past five years, Mr. Solso has served on the board of Irwin Financial Corporation, Columbus, Indiana.
Stuart A. Taylor II	Chief Executive Officer, The Taylor Group L.L.C., Chicago, Illinois, since June 2001; Senior Managing Director, Bear, Stearns & Co. Inc., Chicago, Illinois, 1999 to 2001. Age 50.	Director since 1999. Member, Human Resources and Nominating/Corporate Governance Committees. Mr. Taylor is a director of Hillenbrand, Inc., Batesville, Indiana.
The Board of Directors recommends that shareholders vote "FOR" the election of each nominee for Director named above.

To Continue in Office Until the 2012 Annual Meeting (Class III)
Robert W. Alspaugh	Chief Executive Officer, KPMG International, 2002 to 2005. Age 64.	Director since 2008. Member, Audit and Nominating/Corporate Governance Committees. Mr. Alspaugh is a director of Autoliv, Inc., Stockholm, Sweden, and VeriFone Holdings, Inc., San Jose, California.
R. David Hoover
Chairman, Ball Corporation since January 2011. Chairman and Chief Executive Officer January 2010 to January 2011; Chairman, President and Chief Executive Officer, April 2002 to January 2010; President and Chief Executive Officer, January 2001 to April 2002; Vice Chairman, President and Chief Operating Officer, April 2000 to January 2001; Vice Chairman, President and Chief Financial Officer, January 2000 to April 2000; Vice Chairman and Chief Financial Officer, 1998 to 2000; Executive Vice President and Chief Financial Officer, 1997 to 1998; Executive Vice President, Chief Financial Officer and Treasurer, 1996 to 1997. Age 65.
Director since 1996.

Mr. Hoover is a director of Eli Lilly and Company, Indianapolis, Indiana; Energizer Holdings, Inc., St. Louis, Missouri, and Qwest Communications International, Inc., Denver, Colorado. In the past five years, Mr. Hoover served on the board of Irwin Financial Corporation, Columbus, Indiana.
Jan Nicholson
	President, The Grable Foundation, Pittsburgh, Pennsylvania, since 1990; Managing Director, Strategic Risk Assessment, MBIA Insurance Corporation, Armonk, New York, 1998 to 2000; Managing Director, Research and Development, Capital Markets Assurance Corporation (CapMAC), New York, New York, 1994 to 1998. Age 65.	Director since 1994. Member, Audit and Finance Committees. Ms. Nicholson is a director of Radian Group Inc., Philadelphia, Pennsylvania.

To Continue in Office Until the 2013 Annual Meeting (Class I)
Hanno C. Fiedler
Executive Vice President, Ball Corporation, and Chairman and Chief Executive Officer, Ball Packaging Europe, December 2002 to December 2005; Chairman and Chief Executive Officer, Schmalbach-Lubeca AG, 1996 to 2002. Age 65.
Director since 2002. Member, Finance Committee.

Mr. Fiedler serves on the Supervisory Boards of LIC Langmatz GmbH, Garmisch- Partenkirchen, Germany; Pfleiderer AG, Neumarkt, Germany; and MAN-Roland Druckmaschinen AG, Offenbach, Germany. In the past five years, Mr. Fiedler has served on the Supervisory Boards of Thyssen Krupp Steel AG, Duisburg, Germany; Howaldtswerke-Deutsche Werft AG, Kiel, Germany; and Unterehmensverwaltung GmbH & Co. KG, Neumarkt, Germany.
John F. Lehman
	Chairman, J.F. Lehman & Company, New York, New York, since 1990; Chairman of the Board, OAO Technology Solutions, Inc., Greenbelt, Maryland, since 2001; Chairman of the Board, Sperry Marine Inc., Charlottesville, Virginia, 1993 to 1996; Managing Director, Investment Banking Division, PaineWebber Inc., New York, New York, 1988 to 1990; Secretary of the Navy, Washington, D.C., 1981 to 1987. Age 68.	Director since 1987. Member, Finance and Nominating/Corporate Governance Committees. Mr. Lehman is a director of EnerSys, Reading, Pennsylvania, and Verisk, Inc., Jersey City, New Jersey.
Georgia R. Nelson
President and Chief Executive Officer, PTI Resources, LLC, Chicago, Illinois, since June 2005; President, Midwest Generation EME LLC, Chicago, Illinois, April 1999 to June 2005; General Manager, Edison Mission Energy Americas, Irvine, California, January 2002 to June 2005. Age 61.
Director since 2006. Member, Human Resources and Nominating/Corporate Governance Committees.

Ms. Nelson is a director of Cummins Inc., Columbus, Indiana, and Nicor Inc., Naperville, Illinois. In the past five years, Ms. Nelson has served on the board of Tower Automotive, Inc., Novi, Michigan.
Erik H. van der Kaay
Chairman of the Board, Symmetricom, Inc., October 2002 to October 2003; President, Chief Executive Officer, and Chairman of the Board, Datum, Inc., Irvine, California, April 1998 to October 2002 upon Symmetricom's acquisition of Datum. Age 70.
Director since 2004. Member, Audit and Finance Committees.

Mr. van der Kaay is a director of RF Micro Devices, Greensboro, North Carolina, and Orolia, S.A., Sophia Antipolis, France. In the past five years, Mr. van der Kaay has served on the boards of Comarco, Inc., Irvine, California, and TransSwitch Corporation, Shelton, Connecticut.

 DIRECTOR AND NOMINEE EXPERIENCE AND QUALIFICATIONS

        Set out below are the specific experience, qualifications, attributes and skills of each of the Corporation's directors and director nominees which led the Board to conclude that each person should serve as a director of the Corporation.

        Robert W. Alspaugh—Mr. Alspaugh enjoyed a distinguished 35-year career with KPMG, with increasing responsibility, which culminated in his acting as Deputy Chairman and Chief Operating Officer of KPMG-U.S. from 1998 to 2002 and Chief Executive Officer of KPMG International from 2002 to October 2005. Mr. Alspaugh's extensive experience, qualifications and skills as a leader of one of the "big four" global accounting firms enhance his service on the Corporation's Audit Committee and he has provided valuable input as a result. He also sits on two other public company boards, one in the U.S. and the other in Europe (where he chairs the audit committee), thus providing good cross-functional background and experience, with an international component. Mr. Alspaugh's extensive professional experience as a leader of a major global accounting firm, advising and supporting large international corporations, make him well qualified to serve as a director.

        Hanno C. Fiedler—After a successful career with TRW, Inc., in 1996 Mr. Fiedler became Chairman and Chief Executive Officer of Schmalbach-Lubeca AG, one of the largest and most successful rigid packaging companies based in Europe. When Ball acquired the beverage can business of Schmalbach-Lubeca in December 2002, Mr. Fiedler became Chairman and Chief Executive Officer of Ball Packaging Europe GmbH and also joined the Board of Ball Corporation. In that capacity, Mr. Fiedler provided excellent leadership to our newly-acquired European business which generated strong earnings performance during his tenure, despite the adverse effects of the German mandatory deposit system for rigid packaging which was initiated in 2003. Mr. Fiedler retired from active management of Ball Packaging Europe at the end of 2005, but has continued as the Chairman of its Supervisory Board to the present. He also serves on the Supervisory Boards of three major German companies. His leadership experience within the rigid container industry worldwide, with specific emphasis on Europe, makes him well qualified to serve as a director.

        John A. Hayes—Prior to joining Ball Corporation in 1999, Mr. Hayes was a Vice President of Lehman Brothers Inc. and part of an investment banking team which focused on merger and acquisition and financing advice to several major companies, including the Corporation. At Ball, Mr. Hayes initially headed our corporate development and planning activities as Senior Director and then Vice President, Corporate Planning and Development, taking on the added responsibilities of marketing and new product development from 2003 to mid-2005. He then served as President of Ball Packaging Europe, which produced excellent financial results and strong revenue growth under his leadership. During 2008 and 2009, Mr. Hayes served as Ball's Executive Vice President and Chief Operating Officer, successfully leading our key operating divisions through the current economic and financial crisis. In January 2010 he was named our President and Chief Operating Officer and joined the Ball Corporation Board. In January 2011, he became our President and Chief Executive Officer. Mr. Hayes' extensive investment banking and leadership experience within Ball make him well qualified to serve as a director.

        R. David Hoover—Mr. Hoover has enjoyed a varied and successful 41-year career with Ball, serving in multiple corporate and divisional roles, including as Vice President and Treasurer from 1987 through 1992, Chief Financial Officer from 1993 to April 2000, and Chief Operating Officer for the balance of 2000. He was our Chief Executive Officer from January 2001 to January 2011, and led the Corporation through an unprecedented period of growth in revenues, earnings per share and free cash flow. Mr. Hoover's considerable working knowledge and leadership experience with respect to our Corporation make him uniquely qualified to serve as a director. He has been a Ball Board member for 15 years, serving as Chairman since 2002, and serves as a director of three other major U.S.-based public companies. Mr. Hoover has also served on the Board of Trustees of DePauw University since 2002 and on the Board of Boulder Community Hospital since 2006.

        John F. Lehman—Mr. Lehman served as Secretary of the Navy in the Reagan Administration from 1981 to 1987, after which he was Managing Director of Paine Webber Inc.'s Investment Banking Division from 1988 to 1990 where he led the firm's aerospace and defense advisory practice. He then established J.F. Lehman & Company, a New York-based investment company, and has served as its chairman since 1990. Mr. Lehman is also Chairman of the Princess Grace Foundation and an Overseer of the School of Engineering at the University of Pennsylvania. He has a rare combination of extensive business experience, public service, political acumen and global perspective. Mr. Lehman served as a member of the National Commission on Terrorist Attacks Upon the United States, also known as the 9/11 Commission, from 2002 to 2004. He has been an astute and valuable member of Ball's Board for 24 years and has chaired its Finance Committee for many years. Mr. Lehman's public service, financial industry experience and Ball Board experience make him well qualified to serve as a director.

        Georgia R. Nelson—Ms. Nelson has enjoyed a successful 40-year career in the energy industry, serving as a senior executive for several U.S. and international energy companies, including as President of Midwest Generation EME, LLC from April 1999 to June 2005 and General Manager of Edison Mission Energy Americas from January 2002 to June 2005. She is a member of the Executive Committee of the National Coal Council since 2000 and served as its Chairman from 2006 to 2008. She has had extensive international operations, construction, environmental and policy experience on four continents. Ms. Nelson regularly lectures on business and corporate governance matters, including at Northwestern University's Kellogg Graduate School of Management, and serves on the advisory committee of the Center for Executive Women at Northwestern. Ms. Nelson also serves as a director of two other public companies. Ms. Nelson's leadership roles in the power generation and distribution industries, as well as her service on other company boards, clearly qualify her to serve as a director of our Corporation.

        Jan Nicholson—Ms. Nicholson enjoyed a long and successful career in the financial services industry in New York, which, after an 18-year tenure at Citicorp, included positions as Managing Director, Research and Development for CapMAC from 1994 to 1998 and Managing Director, Strategic Risk Assessment for MBIA Insurance Corporation from 1998 to 2000. She also served as a director of Rubbermaid, Inc. from 1992 until 1999, and chaired its Audit Committee from 1994 through 1998. In addition, Ms. Nicholson is a director of Radian Group Inc. and has been President of The Grable Foundation since 1990. She has been a member of Ball's Board for 17 years and has chaired our Audit Committee since 2004. Ms. Nicholson's career in the financial services industry and her service on the Rubbermaid Audit Committee and board, as well as her long service in those capacities with Ball, make her well qualified to serve as a director.

        George M. Smart—Mr. Smart's long career and success in the U.S. can manufacturing industry make him well qualified to serve as a director. He steadily assumed increasing responsibility at Central States Can Co., a division of Van Dorn Company, culminating in his acting as its President and Chief Executive Officer from 1978 to 1993. When Central States was acquired in 1993, Mr. Smart and his management team established a start-up company, Phoenix Packaging Corporation, to manufacture and sell full-panel easy-open ends for food containers, including to Ball's food can division. Serving as Chairman and Chief Executive Officer for Phoenix, Mr. Smart led its growth to a profitable company with revenues in excess of $80 million, when it was sold to Sonoco Products Company and became Sonoco-Phoenix, Inc. in 2001. Mr. Smart served as President of Sonoco-Phoenix until 2004 and has been Chairman of the Board of FirstEnergy Corp. since 2004. He previously served on the boards of Belden & Blake Corporation, Commercial Intertech Corporation, Unizan Financial, Van Dorn Company, and as Chairman of the Can Manufacturers Institute.

        Theodore M. Solso—Mr. Solso has had a successful 40-year career at Cummins Inc., a Fortune 500 manufacturing company with operations around the world. This culminated with Mr. Solso becoming Chairman and Chief Executive Officer of Cummins in January 2000, a position in which he serves today. Under his leadership, Cummins has increased revenues from $6.6 billion in 2000 to $10.8 billion in 2009. During the same period, its earnings per share and operating cash flow have increased from $0.35 and $550 million, to $2.49 and $1.1 billion, respectively. Mr. Solso has been on our Board since 2003 and serves as a director of Ashland Inc. He is also a member of The Indiana Academy and a member of the Business Roundtable. Mr. Solso also co-chairs the U.S.-Brazil CEO Forum and is a trustee of Earth University in Costa Rica. Mr. Solso's long experience in leadership positions with a major global manufacturing company make him well qualified to serve as a director.

        Stuart A. Taylor II—Mr. Taylor spent the first 15 years of his working career at Bear Stearns & Co. Inc., culminating with the position of Senior Managing Director in Chicago. While at Bear Stearns, Mr. Taylor acted for many companies on merger and acquisition and financing transactions, including for Ball on its 1993 acquisition of Heekin Can Company. In 2001, Mr. Taylor established The Taylor Group L.L.C., of which he is Chief Executive Officer, a successful investment company that primarily invests in minority-owned businesses. Mr. Taylor has been a director of Ball since 1999, acted as our Presiding Director from 2004 to 2008 and chairs our Human Resources Committee. He is also a director of Hillenbrand, Inc., an Indiana based public company. Mr. Taylor's extensive experience as an investment banker, entrepreneurial investor and Ball Board member make him well qualified to serve as a director.

        Erik H. van der Kaay—Mr. van der Kaay, a native of the Netherlands, had a long and successful career in the U.S. telecom industry, including service as a senior executive with Allen Telecom throughout the 1990s, culminating as Executive Vice President, and as Chairman, President and Chief Executive Officer of Datum, Inc. from 1998 to 2002 and as Chairman of Symmetricom, Inc. from 2002 to 2003. He has also served as the managing director of a Brazilian telecom company, as well as on the board of directors of several public companies and is currently a board member of RF Micro Devices in the U.S. and Orolia, S.A. in Europe, providing good cross-functional background and experience, with an international component. In addition, he has served since 2007 as a member of the South East Audit Committee

Leadership Network convened by Ernst & Young and comprised of audit committee members of leading public companies. Mr. van der Kaay's experience as a leader and as a director of several other companies as well as his business and financial acumen, and his international perspective, make him well qualified to serve as a director.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

        On January 26, 2011, John A. Hayes became our President and Chief Executive Officer ("CEO") and R. David Hoover, our predecessor CEO, continues to serve as Chairman of the Board. The decision to split the position of Chairman and CEO is part of an orderly succession plan by which Mr. Hayes has transitioned into his current role. Mr. Hayes has risen to the position of CEO after more than 11 years with Ball, most recently serving as President and Chief Operating Officer and a member of the Board. Mr. Hayes has also previously served as President of Ball Packaging Europe from 2006 to early 2008, and then as Executive Vice President and Chief Operating Officer of the Corporation. Splitting the role of Chairman and CEO at this time will allow Mr. Hayes the opportunity to focus on his new executive responsibilities in managing the Corporation; while having Mr. Hoover as Chairman will provide continuity. Mr. Hayes and Mr. Hoover have worked closely together for more than 11 years, and the Board believes that their continued collaboration in their new respective roles will result in a smooth change in senior management that will be beneficial to shareholders.

        Our Board of Directors is composed of Mr. Hoover, Mr. Hayes and nine other directors, eight of whom are independent directors. The Board has four standing committees—Audit, Nominating/Corporate Governance, Human Resources and Finance. Each of the committees, except for Finance, is composed solely of independent directors (the Finance Committee is primarily composed of independent directors), with each of the four committees having an independent director serving as chairman.

        Pursuant to SEC and NYSE rules, regularly scheduled executive sessions of nonmanagement directors are held. Executive sessions of independent directors are also held at least annually. Such meetings promote open discussion by nonmanagement and independent directors, enabling them to serve as a check on management, if necessary. The meetings of the nonmanagement and independent directors are chaired by the Presiding Director, who is an independent director appointed by the Board.

        In accordance with NYSE requirements, our Audit Committee is responsible for overseeing the risk management function of the Corporation. While the Audit Committee has primary responsibility for overseeing risk management, the entire Board is involved in overseeing risk management for the Corporation. Additionally, each Board committee considers the specific risks within its area of responsibility. Our Internal Audit Department has, for many years, analyzed various areas of risk to the Corporation and has provided risk assessment and analysis to our Audit Committee. In 2007, the Corporation established a comprehensive Enterprise Risk Management process which is now supervised by our Senior Vice President and Chief Financial Officer, whereby key corporate and divisional risks are systematically identified and assessed on a quarterly basis. The results of this ongoing risk assessment are reported to our Audit Committee and to our Board at least annually.

        One of the responsibilities of our Board of Directors is to evaluate the effectiveness of the Board and make recommendations involving its organization and operation. We recognize that different board leadership structures may be appropriate for different companies. We believe our current leadership structure, with Mr. Hayes serving as Chief Executive Officer, Mr. Hoover as Chairman of the Board, a Board with a majority of independent directors, an independent chairman for each of our standing Board committees and separate meetings of nonmanagement and independent directors, provides the most effective form of leadership for our Corporation at this time. We believe that our directors provide effective oversight of risk management through the Board's regular dialogue with Ball management, the Enterprise Risk Management process, and assessment of specific risks within each Board committee's areas of responsibility.

BOARD DIVERSITY

        Ball's Nominating/Corporate Governance Committee consistently applies the principles of diversity in its consideration of candidates for Board positions. In addition to considering characteristics such as race, gender and national origin, the Committee considers a variety of other characteristics, such as business and professional experience, education and skill, all leading to differences of viewpoint and other individual qualities that contribute to Board heterogeneity. This has resulted in a diverse group of talented and capable Board members, as described in more detail under "Director and Nominee Experience and Qualifications" on pages 8 and 9.

GOVERNANCE OF THE CORPORATION

Corporate Governance Guidelines

        The Board has established Corporate Governance Guidelines to comply with the relevant provisions of Section 303A of the New York Stock Exchange ("NYSE") Listed Company Manual ("NYSE Listing Standards"). The Corporate Governance Guidelines are set forth on the Corporation's Web site at www.ball.com under the "Corporate" page, section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance." A copy may also be obtained upon request from the Corporation's Corporate Secretary.

Policies on Business Ethics and Conduct

        Ball established a Corporate Compliance Committee in 1993 chaired by a designated Compliance Officer. The Committee publishes a code of business ethics, which is in the form of the Business Ethics booklet. The Board has adopted a separate additional business ethics statement referred to as the Ball Corporation Executive Officers and Directors Business Ethics Statement ("Executive Officers and Directors Ethics Statement") designed to establish principles requiring the highest level of ethical behavior toward achieving business success within the requirements of the law and the Corporation's policies and ethical standards. The Business Ethics booklet and the Executive Officers and Directors Ethics Statement are set forth on the Corporation's Web site at www.ball.com under the "Corporate" page, section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance." Copies may also be obtained upon request from the Corporation's Corporate Secretary.

Director Training

        All new directors receive orientation training soon after being elected to the Board. Continuing education programs are made available to directors including internal presentations, third-party presentations and externally offered programs. Three directors attended externally offered director training programs in 2010.

Communications With Directors

        The Corporation has established means for shareholders or others to send communications to the Board. Persons interested in communicating with the Board, its individual directors or its Committees may send communications in writing to the Corporate Secretary or the Chairman of the Board. The communication should be sent in care of the Corporate Secretary, Ball Corporation, by mail to P.O. Box 5000; Broomfield, Colorado 80038-5000 or facsimile transmission to 303-460-2127.

        In accordance with the NYSE and SEC requirements, the Corporation has established additional means for interested parties to send communications to the Board and selected Committees, which are described on the Corporation's Web site at www.ball.com under the "Corporate" page, section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance."

        Shareholder proposals for inclusion in the Corporation's proxy materials will continue to be handled and must be communicated as disclosed in this Proxy Statement on page 55.

Meetings of Nonmanagement and Independent Directors

        The Board meets regularly and not less than four times per year. Nonmanagement directors meet regularly, usually in conjunction with a regular Board meeting. Independent directors meet at least annually. Georgia R. Nelson served as Presiding Director for meetings of nonmanagement and independent directors held in 2010.

Director Independence Standards

        Pursuant to the NYSE Listing Standards, the Board has adopted a policy adhering to the director independence requirements of the NYSE in determining the independence of directors. These standards are described on the

Corporation's Web site at www.ball.com under the "Corporate" page, section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance."

        The Board has determined that a majority of the Board is independent, and the Board has determined that based upon the NYSE independence standards, during 2010 each of the members of the Board was and currently is independent with the exception of Messrs. Fiedler, Hayes and Hoover.

CERTAIN COMMITTEES OF THE BOARD

        The standing committees of the Board are the Audit, Nominating/Corporate Governance, Human Resources and Finance Committees.

Audit Committee:

        The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibilities to oversee management's conduct and the integrity of the Corporation's public financial reporting process including the overview of (1) accounting policies, (2) the system of internal accounting controls over financial reporting, (3) disclosure controls and procedures, (4) the performance of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Corporation ("independent auditor"), (5) the Internal Audit Department, and (6) oversight of our risk management. The Audit Committee is responsible for engaging and evaluating the Corporation's independent auditor, including the independent auditor's qualifications and independence; resolving any differences between management and the independent auditor regarding financial reporting; preapproving all audit and non-audit services provided by the independent auditor; and establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

        Members of the Audit Committee are Ms. Nicholson and Messrs. Alspaugh, Smart, Solso and van der Kaay. The Board has determined that each member of the Audit Committee is independent and financially literate, has accounting or financial management expertise and is an Audit Committee financial expert under the NYSE Listing Standards and the SEC regulations. The Audit Committee met five times during 2010.

        The Report of the Audit Committee is set forth on page 48. The Committee has considered the non-audit services provided during 2010 and 2009 by the independent auditor as disclosed below and determined the services were compatible with maintaining the auditor's independence. The Committee believes the fees paid to the independent auditor in respect of the services were appropriate, necessary and cost efficient in the management of the business of the Corporation and are compatible with maintaining the auditor's independence.

Audit Fees and Services

        The following table represents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Corporation's annual consolidated financial statements and quarterly reports and the auditor's report under the Sarbanes-Oxley Act of 2002 for fiscal 2010 and fiscal 2009, together with fees for audit-related services and tax services rendered by PricewaterhouseCoopers LLP during fiscal 2010 and fiscal 2009. Audit-related services for 2010 consisted of consultations related to a comfort letter for the Corporation's 2010 bond offering, advice related to the sale of a business segment and discontinued operations presentation, derivative transactions, various local and special audits, joint venture consultations, including consolidation, audit of specific accounting matters, and various consents related to SEC filings. Tax fees consisted principally of tax compliance, including tax compliance matters related to tax audits and return preparation fees and fees for tax consultations. Other fees primarily included fees related to due diligence assistance on various acquisitions and advisory services related to consolidation and reporting process improvement initiatives.

	Fiscal 2010	Fiscal 2009
Audit Fees
Attestation Report and Accounting Consultations	$5,481,000	$4,835,000
Foreign Statutory Audits	1,209,000	1,382,000
Audit-Related Fees
Benefit Plans	$29,000	$27,000
Consultations	395,000	331,000
Tax Fees
Tax Compliance Matters	$428,000	$544,000
Tax Consultations	1,413,000	1,061,000
All Other Fees	$1,330,000	$8,000

        The Audit Committee's Charter requires management to submit for preapproval all audit, audit-related and non-audit-related services to be performed by the independent auditor. Management and the independent auditor submit a report of fees for review and preapproval by the Committee on a quarterly basis. The Audit Committee requires management and the independent auditor to submit a report at least annually regarding audit, audit-related, tax and all other fees paid by the Corporation to the independent auditor for services rendered in the immediately preceding two fiscal years. The Committee considers whether the fees for non-audit and audit-related services are compatible with maintaining the auditor's independence and requires management and the independent auditor to confirm this as well. The Audit Committee preapproved 100 percent of all of the above-referenced fees paid in 2010 and 2009 for services that were provided by PricewaterhouseCoopers LLP.

        There were no hours expended by persons other than the independent auditor's full-time, regular employees on the independent auditor's engagement to audit the Corporation's financial statements.

        A copy of the Audit Committee Charter is attached as Annex I to this Proxy Statement and is set forth on the Corporation's Web site at www.ball.com under the "Corporate" page, section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance."

Nominating/Corporate Governance Committee:

        The Nominating/Corporate Governance Committee is responsible for assisting the Board in fulfilling its responsibility to identify qualified individuals to become Board members; recommending to the Board the selection of Board nominees for the next Annual Meeting of Shareholders; addressing the independence and effectiveness of the Board by advising and making recommendations on matters involving the organization and operation of the Board, Corporate Governance Guidelines and directorship practices; overseeing the evaluation of the Board and its Committees; and reviewing and assessing the Corporation's Sustainability activities and performance. The Nominating/Corporate Governance Committee utilizes the standards set forth below for considering director nominees.

        Members of the Nominating/Corporate Governance Committee are Messrs. Alspaugh, Lehman and Taylor and Ms. Nelson. The Board has determined that the members of the Committee are independent under the NYSE Listing Standards. The Nominating/Corporate Governance Committee met four times during 2010.

        The Board has established a process whereby nominees for the Board may be submitted by members of the Board, the Chief Executive Officer, shareholders and any other persons. The Committee considers these recommended candidates in light of criteria set forth below.

        The Committee will seek candidates who meet at a minimum the following criteria: (1) candidates who have sufficient time to attend or otherwise be present at Board, relevant Board Committee and Shareholders' meetings; (2) candidates who will subscribe to Ball Corporation's Corporate Governance Guidelines and the Executive Officers and Directors Ethics Statement; (3) candidates who demonstrate credentials and experience in a broad range of corporate matters; (4) candidates who have experience, qualifications, attributes and skills that would qualify them to serve as a director; (5) candidates who will subscribe to the finalized strategic and operating plans of the Corporation as approved by the Board from time to time; (6) candidates who are not affiliated with special interest groups that represent major causes or constituents; and (7) candidates who meet the criteria, if any, for being a director of the Corporation as set forth in the Indiana Business Corporation Law, the Articles of Incorporation and Bylaws of the Corporation.

        The Committee will apply the principles of diversity in consideration of candidates. The Committee may utilize and pay third-party consultants to identify and screen candidates on a confidential basis for service on the Board. The Committee will also determine candidates' qualifications in light of the standards set by the Committee and by evaluating the qualifications of all candidates in an attempt to select the most qualified nominees suited to serve as a director while attempting to ensure that a majority of the Board is independent and, where needed, to meet the NYSE and SEC requirements for financial literacy, accounting or financial management expertise or audit committee financial expert status.

        The Nominating/Corporate Governance Committee will consider candidates recommended by shareholders. Any such recommendation should be in writing and addressed to the Chair, Nominating/Corporate Governance Committee, in care of the Corporate Secretary, Ball Corporation, by mail to P.O. Box 5000, Broomfield, Colorado 80038-5000.

        The Committee received no recommendations for candidates as nominees for the Board from a security holder or group of security holders that beneficially owned more than 5 percent of the Corporation's voting Common Stock for at least one year as of the date of the recommendation.

        A copy of the Nominating/Corporate Governance Committee Charter is attached as Annex II to this Proxy Statement and is set forth on the Corporation's Web site at www.ball.com under the "Corporate" page, section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance."

Human Resources Committee:

        The primary purpose of the Human Resources Committee is to assist the Board in fulfilling its responsibilities related to the evaluation and compensation of the Chief Executive Officer and overseeing the compensation of the other executive officers of the Corporation; reviewing and approving the schedule of salary ranges and grades for the salaried employees of the Corporation; approving the Corporation's stock and cash incentive compensation programs including awards to executive officers and the number of shares to be optioned and/or granted from time to time to employees of the Corporation; approving and receiving reports on major benefit plans, plan changes and determinations and discontinuations of benefit plans; discussing the performance evaluation system and succession planning system of the Corporation, including discussions with the Chairman of the Board and Chief Executive Officer about the succession plan for the Chairman of the Board and Chief Executive Officer; hiring experts, including executive compensation consultants, as deemed appropriate to advise the Committee; assessment of compensation-related risks; and authorizing the filing of required reports with federal, state and local governmental agencies.

        Members of the Human Resources Committee are Messrs. Smart, Solso and Taylor and Ms. Nelson. The Board has determined that the members of the Committee are independent under the NYSE Listing Standards. The Human Resources Committee met four times during 2010. A copy of the Human Resources Committee Charter is attached as Annex III to this Proxy Statement and is set forth on the Corporation's Web site at www.ball.com under the "Corporate" page, section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance."

Finance Committee:

        The Finance Committee assists the Board in fulfilling its responsibility to oversee management in the financing and related risk management of the Corporation, the status of the Corporation's retirement plans and insurance policies and the Corporation's policies relating to interest rates, commodity hedging and currency hedging. The Committee may hire experts as deemed appropriate to advise the Committee in the performance of its duties. The Committee reports to the Board concerning the financing of the Corporation and the performance of the Committee.

        The members of the Finance Committee are Messrs. Fiedler, Lehman and van der Kaay and Ms. Nicholson. The Committee met four times during 2010. A copy of the Finance Committee Charter is attached as Annex IV to this Proxy Statement and is set forth on the Corporation's Web site at www.ball.com under the "Corporate" page, section "Investors," under the subsection "Financial Information," and under the link, "Corporate Governance."

 BOARD MEETINGS AND ANNUAL MEETING

        The members of the Board are expected to attend all meetings of the Board, relevant Committee meetings and the Annual Meeting of Shareholders. The Board held seven meetings during 2010. Every director attended 75 percent or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which the director served. All directors attended the 2010 Annual Meeting.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

        Ball Corporation has adopted a policy with respect to transactions with related persons requiring its executive officers and directors to comply with all SEC and NYSE requirements concerning transactions between the Corporation and "related persons," as defined in the applicable SEC and NYSE rules. With respect to related persons, David L. Taylor currently serves as President and Chief Executive Officer of a wholly owned subsidiary of Ball Corporation, and is the spouse of Lisa A. Pauley, an executive officer of the Corporation. For 2010, Mr. Taylor's base salary was approximately $392,000. To facilitate compliance with such policy, the Board adopted procedures for the review, approval or ratification of any transaction required to be reported under the applicable rules. The policy provides that each executive officer and director will promptly report to the Chairman of the Board any transaction with the Corporation undertaken or contemplated by such officer or director, by any beneficial owner of 5 percent or more of the Corporation's voting securities or by any immediate family member. The Chairman of the Board will refer the transaction to the General Counsel for review and recommendations. Upon receipt of such review and recommendations, the matter will be brought before the Nominating/Corporate Governance Committee to consider whether the transaction in question should be approved, ratified, suspended, revoked or terminated. This policy for transactions with related persons is in writing and is part of the Ball Corporation Executive Officers and Directors Ethics Statement. The written form of the policy can be found on the Corporation's Web site as indicated in the section "Policies on Business Ethics and Conduct" on page 11.

EXECUTIVE COMPENSATION

REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

        The Human Resources Committee of the Board of Directors ("Committee") has reviewed the following Compensation Discussion and Analysis and discussed its contents with members of the Corporation's management. Based on this review and discussion, the Committee has recommended that the Compensation Discussion and Analysis ("CD&A") be incorporated by reference in the Corporation's Annual Report on Form 10-K and as set out in this Proxy Statement.

    Georgia R. Nelson
    George M. Smart
    Theodore M. Solso
    Stuart A. Taylor II

EXECUTIVE COMPENSATION

 EXECUTIVE SUMMARY

        Ball Corporation experienced another good year in 2010, both financially and operationally, as we reported strong performance in sales, earnings and earnings per share. Our financial performance provided a total return to shareholders of 32.6 percent, based on stock price appreciation plus reinvested dividends. This compares to a 12.8 percent return of the S&P 500 and the 11.0 percent return of the Dow Jones Industrial Average. The company also generated significant free cash flow of $506 million. Free cash flow is a key component of our business strategy as it is used to invest in our businesses, make acquisitions, return value to our shareholders through stock repurchases and dividends and reduce debt. We also achieved economic value added profitability greater than 2009 levels and an after-tax return on invested capital of 11 percent.

        The year was also marked by a number of strategic business actions that position the company for continued success, including acquisitions in aluminum extruded container markets, expansion of our metal beverage packaging business in developing growth markets, divestiture of our plastic packaging business, the integration of four metal beverage packaging plants acquired in October 2009, significant program wins in our aerospace business, execution of our stock repurchase plan, successful debt refinancing and prudent balance sheet management. These results are due in large part to our focus on disciplined growth, operational excellence and talent management.

        The strong business performance in 2010 is a continuation of the performance trend we have delivered over the past 10 years. The graph below compares the Corporation's cumulative 10-year total shareholder return on common stock with the cumulative total returns of the Dow Jones US Containers & Packaging Index and the S&P 500 Index. The graph tracks the performance of a $100 investment in our common stock and in each of the indexes (assuming the reinvestment of all dividends) from December 31, 2000, to December 31, 2010.

Copyright© 2011 Standard & Poor's, a division of The McGraw-Hill Companies Inc. All rights reserved. (www.researchdatagroup.com/S&P.htm)

Copyright© 2011 Dow Jones & Company. All rights reserved.

        Pay for Performance Serves as the Foundation of our Executive Compensation Program—The objective of our executive compensation program is to align the compensation of management with economic value creation for our shareholders. The Corporation has established and managed a performance-based executive compensation program that pays its executives as owners of the business and ensures that pay realized by executives is closely linked to the value realized by shareholders.

        The key components of our executive compensation program have remained substantially the same for several years. The Human Resources Committee ("Committee") is confident that our compensation programs and our "executives-as-owners" pay for performance approach to compensation has directly contributed to the successful performance of the business and has resulted in an executive team closely aligned with shareholders, including executive stock ownership levels well above the market standards based on customary stock ownership guidelines.

        The major components of our executives-as-owners pay for performance approach are:

        Short-term incentive plan that pays for the degree of achievement of annual goals for economic value added at the corporate and business unit level. Economic value added measures the value created by the company in excess of its cost of capital. We believe that maximizing the after-tax return on invested capital while simultaneously minimizing the after-tax cost of capital in all our businesses is key to driving shareholder value. Our analysis indicates and we strongly believe that economic value added performance is highly correlated to stock price and shareholder returns.

        Long-term incentive structure that has performance-based pay tied to sustained capital efficiency and shareholder returns. The program has four ongoing components:

  •
  Long-term cash plan that rewards achievement relative to targeted three-year average ROAIC and Ball's relative shareholder returns over a three-year period.

  •
  Performance contingent restricted stock unit plan that builds executive ownership contingent on Ball achieving returns at or above its cost of capital over a three-year period.

  •
  Stock option plan that promotes share ownership directly in-line with gains to investors.

  •
  Deposit Share Program, used on a selective basis, that promotes share ownership by making awards of restricted stock units to executives contingent on an equivalent investment in Ball stock by that executive and the retention of those shares acquired by the executive for up to four years.

        Our Heavy Weighting of Compensation Mix to Performance Creates Pay for Performance Linkage —The charts below represent the mix of target total compensation awarded to the Corporation's CEO and other NEOs in 2010. Consistent with our executives-as-owners pay for performance philosophy, a large proportion of the target total compensation is variable based on performance, which constitutes pay at risk. The CEO is eligible to participate in the same executive programs as the CFO and the other NEOs; however, a larger proportion of his target total compensation is at risk. As shown below, 86 percent of the target total compensation awarded to the CEO and 82 percent awarded to the other NEOs in 2010 was based on elements that may vary from year to year depending on business performance. Additionally, 70 percent of the CEO's and 69 percent of the other NEOs' target total compensation was based on long-term performance of three years or more. This emphasis on longer term compensation, through performance-based long-term cash and equity awards, ensures a strong continued alignment between Ball's executive ownership and shareholder value creation objectives.

        We Are Committed to Prudent Corporate Governance—Another critical aspect of our compensation program is our adherence to a prudent corporate governance model and the continuous improvement of compensation practices. Notable elements are:

  •
  Our executive compensation consultant is engaged by and reports directly to the Committee.

  •
  Our Committee is composed entirely of independent directors who meet the NYSE standards.

  •
  A formal risk assessment review of our compensation programs conducted by the Committee's executive compensation consultant concluded that our compensation practices, policies and program do not create risks that are reasonably likely to have a material adverse effect on the Company.

  •
  Stock ownership guidelines are established for executives and directors and have been attained by all.

  •
  External marketplace (general industry and peer group) benchmarking, internal pay comparisons among executives (internal equity) and executive tally sheets are instrumental in compensation decisions.

  •
  Any perquisites provided to executives are of nominal value (executive physicals, financial planning) and we do not provide gross-up payments on such perquisites.

  •
  Our change in control agreements do not exceed two times pay and require a termination of employment following a change in control ("double trigger") before severance benefits are triggered. Excise tax gross-ups have been eliminated for any new change in control agreements entered into after January 1, 2010.

  •
  We included a recoupment or "clawback" provision to our Stock and Cash Incentive Plan that was approved by shareholders at the 2010 Annual Meeting of Shareholders. This provision provides that in the case of fraud or intentional misconduct by any executive at a level of vice president or above, full reimbursement of any incentive compensation or cancellation of any outstanding awards may result.

  •
  Dividend equivalents related to performance contingent restricted stock units granted pursuant to the 2010 Stock and Cash Incentive Plan will be accrued and paid only when and if the performance condition is achieved and the restrictions on the units lapse.

        Composition of our NEOs—Our NEOs for 2010 were: R. David Hoover, Chairman and CEO; John Hayes, President and COO; Scott Morrison, Senior Vice President and CFO; Raymond Seabrook, EVP and COO, Global Packaging; and David Westerlund, EVP, Administration and Corporate Secretary.

        Effective January 1, 2010, the following promotions occurred: John Hayes to President and COO; Scott Morrison to Senior Vice President and CFO; Raymond Seabrook, our previous EVP and CFO, to EVP and COO, Global Packaging. In addition, R. David Hoover, Chairman and CEO, retired as CEO on January 26, 2011. He continues as nonexecutive Chairman. John Hayes assumed the position of President and CEO at that time. These thoughtfully planned and well-executed actions demonstrate successful focus on executive succession planning, talent management and transition execution.

        NEO Compensation Actions in 2010—In January 2010, after review of competitive market data based on both general industry and peer group, the company's financial and operational performance, executive compensation consultant and CEO recommendations, tally sheet analysis, promotion actions leading to greater responsibility as defined above, executive individual performance and internal pay comparisons, the Committee authorized the following target total compensation elements for the CEO and other NEOs:

  •
  Base pay increases, which incorporated promotional increases for Messrs. Hayes, Morrison and Seabrook.

  •
  Continued utilization of the short-term incentive economic value added plan. Target incentive opportunity percentages remained the same for all NEOs except Messrs. Hayes, Morrison and Seabrook, which increased as a result of their promotions.

  •
  Continued utilization of the long-term cash plan for all NEOs. Target incentive opportunity percentages remained the same for all NEOs except Messrs. Hayes and Morrison, which increased as a result of their promotions.

  •
  The award of performance contingent restricted stock units, stock appreciation rights and stock options.

        Ball's target total compensation for the CEO and the other NEOs approximated, on average, the competitive market median and was appropriate for the Corporation considering general industry and Peer Group data, company performance, executive-specific factors such as individual performance and executive responsibility as well as internal equity.

        In April 2010, the Committee approved the use of the Deposit Share Plan for certain employees, which included Scott Morrison.

 COMPENSATION DISCUSSION AND ANALYSIS

        This compensation discussion and analysis ("CD&A") is intended to provide an overview of the decisions used to determine the executive compensation tables included in this Proxy Statement.

Compensation Objectives and Philosophy

        The primary objective of Ball's executive compensation program is to attract and retain exceptional leaders and enable them to behave like an owner—one of our Five Keys to Success. When setting executive compensation, Ball applies a consistent approach for all executive officers and intends that the combination of compensation elements closely aligns the executives' financial interest with those of the shareholders. The program is mainly designed to:

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  Attract, motivate and retain a highly capable and performance-focused executive team;

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  Promote a culture of employee owners whose financial interests are aligned with those of the Corporation's shareholders;

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  Pay for performance such that total compensation reflects the individual performance of executives and the absolute and relative performance of Ball; and

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  Efficiently manage the potential stock dilution, cash flow, tax and reported earnings implications of executive compensation, consistent with the other objectives of the program.

        Target total compensation is comprised of base salary, annual economic value added incentive compensation and long-term incentive compensation in the form of both cash and equity. In support of Ball's emphasis on significant ownership by key executives, Ball delivers long-term incentive opportunities that encourage ownership. Generally, the amount of compensation realized or potentially realizable does not directly impact the level at which future pay opportunities are set. However, when granting equity awards, the Committee reviews and considers both individual performance and the number of outstanding and previously granted equity awards.

        In addition to promoting share ownership, the Corporation's executive compensation objectives and philosophy focus on rewarding performance. This means that shareholder returns along with corporate, operating unit and individual performance, both short-term and long-term, determine the largest portion of executive pay.

Role of the Human Resources Committee and Executive Compensation Consultant

        The Human Resources Committee ("Committee") oversees the administration of the executive compensation program and determines the compensation of the executive officers of the Corporation. The Committee is solely composed of nonmanagement directors, all of whom meet the independence requirements of the NYSE. To assist the Committee in discharging its responsibilities, the Committee has retained an independent consultant ("Consultant"). This Consultant is employed by Pay Governance, LLC. The Consultant is engaged by and reports directly to the Committee. Specifically, the Consultant's role is to develop recommendations for the Committee related to all aspects of executive compensation programs and the Consultant works with management to obtain information necessary to develop the recommendations.

        During the first half of 2010, the Consultant was employed by Towers Watson. Since the majority of such consulting occurs in the last two quarters of the year, minimal executive compensation services were provided by Towers Watson in 2010. Effective July 1, 2010, the Consultant became an employee of Pay Governance, LLC, an independent company that is not affiliated with Towers Watson. The total fees paid for executive compensation services to Towers Watson for the period of January 1, 2010, thru June 30, 2010, were $56,716. The total fees for executive compensation services provided to the Committee by Pay Governance from July 1, 2010, to December 31, 2010, were $183,394. Pay Governance, LLC provides no other services to the Corporation.

        The total fees for other services provided to the Corporation by Towers Watson during 2010 were $5,312,177. Towers Watson provides health and welfare and retirement plan strategy, design and actuarial services to the Corporation. The decision to engage Towers Watson for such services was determined by the executive overseeing the benefits organization and approved by the Executive Vice President, Administration. The Consultant had no role in the delivery of the health and welfare and retirement services described above. The Committee is assured that the services provided by the Consultant were objective and not influenced by the other services provided to the Corporation by Towers Watson because of the following: (1) the contractual arrangement for executive compensation services provided to the Committee was completely separate from the arrangement of other services provided to the Corporation; (2) the Consultant received no compensation based on the fees charged to the Corporation for other services; and (3) the Consultant did not participate in Towers Watson sales meetings regarding opportunities at the Corporation. Additionally, the individual executive compensation consultant's qualifications, expertise and protocols ensure that the services provided to the Committee are both objective and of high quality.

Process for Determining Executive Compensation

        Typically, the Committee reviews and adjusts executive total compensation levels, including equity grants annually in January of each year. This practice was utilized when reviewing and adjusting 2010 executive total compensation.

        The CEO's target total compensation package is set by the Committee during an executive session based on the Committee's review of the competitive information prepared by the Consultant, assessment of the CEO's individual performance in conjunction with the financial and operating performance of the Corporation, and appropriate business judgment.

        A recommendation for the target total compensation of the Corporation's other executive officers, including the CFO and other NEOs, is made by the CEO after reviewing the executive's and the Corporation's performance in conjunction with the executive's responsibility and experience when compared to the competitive information prepared by the Consultant. The compensation package for the other executive officers, including the CFO and the other NEOs, is established by the Committee taking into consideration the recommendation of the CEO and the executive officer's individual job responsibilities, experience and overall performance.

        To facilitate this process, the Consultant creates tally sheets for each executive, which are used by the Committee when setting target total compensation for the CEO and other executive officers. Tally sheets outline each executive's annual target and actual pay as well as total accumulated pay under various performance and employment scenarios and corporate performance, both recent and projected. The Consultant also prepares for the Committee an independent review and recommendation of the CEO's compensation. In its deliberations, the Committee meets with the CEO and other members of senior management, as appropriate, to discuss the application of the competitive benchmarking (pay and performance) relative to the unique structure and needs of the Corporation.

Market Benchmarking

        The Corporation begins the annual process by reviewing each executive officer's target total compensation in relation to the 50th percentile of comparably sized companies based on general industry data. The Corporation also takes into account, as an additional reference point, competitive compensation data from a selected group of peer companies consisting of leading container and packaging, distiller and brewer, food, household durable and nondurable goods companies ("Peer Group"). This general industry and Peer Group data is gathered by the Consultant and presented to the Corporation and the Committee in reports that provide a comparative analysis of our executive officer compensation to this competitive market compensation. The Consultant works in collaboration with the Corporation's Compensation Department when preparing such reports.

        For 2010 executive compensation planning, the companies comprising Ball's Peer Group included the following:

• Anheuser-Busch InBev	• H.J. Heinz Company	• Owens-Illinois, Inc.
• Campbell Soup Company	• The Hershey Company	• Smurfit-Stone Container Company
• The Clorox Company	• Jarden Corporation	• Sonoco Products Company
• Colgate-Palmolive Company	• Kellogg Company	• Temple-Inland, Inc.
• Fortune Brands, Inc.	• Molson Coors Brewing Company	• Wm. Wrigley Jr. Company

        During the third quarter of 2010, the Committee engaged the Consultant to assess whether the Peer Group required changes to ensure it is reflective of Ball's business type and competitive market for talent. In determining potential changes to comparator companies, the Consultant used both qualitative criteria and objective quantitative criteria, including:

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  Qualitative elements

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  Reflect the labor market for the Company's executive talent, in terms of both industry and organizational complexity

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  Focus on direct peers from Ball's primary industry (containers and packaging)

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  Supplemented with two additional groups of related companies sufficient to create a stable peer group that can be used over time:

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  Nondurable consumer product companies—either where containers and packaging are a critical element of final product or with a higher focus on meeting annual performance expectations, individual consumer as ultimate purchaser of product, and

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  Broader manufacturing companies—specifically within the aerospace, office services and supplies capital goods, chemical, paper product and steel industries.

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  Quantitative elements

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  Organizational scope:

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  Primary measure: Revenue of ~$3 billion to $15 billion

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  Secondary measure: Market capitalization of ~$3 billion to $15 billion.

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  Financial metrics:

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  Market capitalization/revenue ratio: Multiples of ~ 0.5 to 2.0

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  Operating profit margin: Positive operating margin ranging from 5 to 20 percent

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  Three-year total shareholder return: No outlying large declines (given economic downturn), ideally outperforming the S&P 500

As a result of this assessment, the composition of the Peer Group was modified to include the following companies, which will be utilized for 2011 executive compensation planning:

• Avery Dennison Corporation	• Greif, Inc.	• Pactiv Corp.
• Bemis Company, Inc.	• H.J. Heinz Company	• PPG Industries, Inc.
• Campbell Soup Company	• ITT Corporation	• Sara Lee Corp.
• ConAgra Foods, Inc.	• MeadWestvaco Corporation	• Sealed Air Corporation
• Crown Holdings Inc.	• Molson Coors Brewing Company	• Silgan Holdings, Inc.
• Eastman Chemical Company	• Owens-Illinois, Inc.	• Sonoco Products Company
• Goodrich Corp.		• United States Steel Corp.

Companies in the New Ball Peer Group Market Capitalization, Enterprise Value, Revenue and Net Income
In millions	Market Capitalization*	Enterprise Value*	Revenue**	Net Income**
25th Percentile	$3,700	$5,100	$3,600	$150
50th Percentile	$4,800	$7,700	$6,400	$285
75th Percentile	$8,900	$10,300	$10,200	$600
Ball Corporation	$5,469	$8,105	$7,345	$388
*
As of September 15, 2010

**
FY 2009

Risk Assessment

        The Committee has reviewed the concept of risk as it relates to our compensation programs and does not believe our compensation programs encourage excessive or inappropriate risk. Overall, our internal risk assessment confirms that our compensation arrangements are low in risk and do not foster undue risk taking, because they are performance driven and have strong governance and control mechanisms. The Committee's executive compensation Consultant conducted a thorough risk assessment of our executive compensation programs and assessed numerous criteria with particular attention to whether those programs implicate financial risks, operational risks or reputational risks. The Consultant reported to the Committee that Ball's executive compensation programs are low in risk. In reaching that conclusion, the Consultant noted that there is strong Human Resource Committee involvement, long-term incentives are predominantly risk-based equity and thus tied to shareholder returns, market comparisons are utilized, ownership requirements are applied and Ball has embraced "economic value added" principles in its compensation for many years.

Stock Ownership Guidelines

        Consistent with its ownership philosophy, Ball has established guidelines that all executive officers retain minimum ownership levels of the Ball Corporation Common Stock. As of December 31, 2010, all executive officers including the CEO and the other NEOs have met their ownership guidelines. The 2010 stock ownership guidelines (minimum requirements) were as follows:

Executive	Ownership Multiple (of Base Salary)
CEO	5 times
CFO, EVPs and SVPs	3 times
Other Executives	1 to 2 times

        Additionally, the Corporation has established a 10,000 share stock ownership guideline for each nonmanagement director.

        When the Corporation's share price appreciates, some executives and/or directors may desire to lock in a portion of that appreciation, thereby managing a portion of the economic risk associated with concentrated holdings of Ball Common Stock. The Corporation has evaluated the potential approaches that executives and directors can use. As a result of this review, executives are permitted to use prepaid variable forward contracts or contracts to purchase or sell Ball Corporation Common Stock pursuant to SEC Rule 10b5-1. Put and call options and other hedging transactions involving Corporation stock (including selling the stock "short") are not permitted.

Elements of Ball's Executive Compensation Program and 2010 Performance

        The primary elements of Ball's executive compensation program are designed to be consistent with the compensation objectives described above. The elements are outlined in the following table. The purpose of each element is also provided to demonstrate how each fits with the overall compensation objectives, specifically, stock ownership and pay for performance.

Component	Element	Purpose	Performance Measures	2010 Performance

Base Compensation—Current Year	Annual Base Salary	Fixed element of pay based on an individual's primary duties and responsibilities.	Individual performance and contribution based on primary duties and responsibilities.	All NEOs received base pay increases. Non-promotion related increases were less than 3 percent.
Annual Incentive— Performance Based Cash	Annual Economic Value Added Incentive Compensation Plan	Designed to reward achievement of specified annual corporate and/or operating unit financial goals pursuant to economic value added principles.	Actual 2010 economic value added based on the amount of corporate net operating profit after-tax, less a charge for capital employed in the business, as compared to the 2010 economic value added target.	Resulted in an award of 202 percent of target for all NEOs. Amounts in excess of 200 percent were banked and remain at risk.
Long-Term Incentive— Performance Based Cash	Acquisition-Related Special Incentive Plan	Designed to promote the successful integration of newly acquired businesses thereby enhancing financial returns and cash flow.	Cumulative earnings before interest and taxes and cumulative cash flow of the Metal Beverage Packaging Division, Americas.	The first 15-month cycle ended December 31, 2010, resulted in an interim award payment of 23 percent of the total target award.
	Long-Term Cash Incentive Plan	Designed to promote long-term creation of shareholder value in absolute terms (ROAIC) and relative terms (performance versus a group of companies in the S&P 500) and provide an executive retention incentive.	50 percent based on total shareholder return over three years relative to a group of S&P 500 companies and 50 percent based on ROAIC over three years, as compared to targets.	The 2008-2010 cycle resulted in an award payment of 200 percent of target for all NEOs based on performance above target for three years relative total shareholder return (84th percentile) and ROAIC (11.1 percent).
Long-Term Incentive— Performance Based Equity	Stock Options and Stock-Settled Stock Appreciation Rights	Designed to promote share ownership and long-term performance resulting in the creation of shareholder value.	Stock price performance relative to the grant date stock price (exercise price) of the stock options/SAR grants.	Stock price performance ending December 31, 2010, excluding dividends:
	Restricted Stock/ Restricted Stock Units	Designed to promote share ownership, provide a retention incentive, and provide long-term incentive for the creation of shareholder value.	Attainment of required holding period and stock price performance.	Ball vs. S&P 500 one-year: 31.6 percent vs. 12.8 percent. Ball vs. S&P 500 three-year: 53.89 percent vs. negative 14.35 percent.
	Deposit Shares	Designed to promote executive financial investment in the Corporation, promote share ownership and provide long-term incentive for performance resulting in the creation of shareholder value.	Attainment of required holding period and stock price performance.
	Performance Contingent Restricted Stock Units	Designed to promote share ownership through the achievement of financial returns in excess of the Corporation's estimated weighted average cost of capital.	Actual ROAIC over three years, equal to or exceeds the Corporation's estimated weighted average cost of capital established at the beginning of the performance period.	For all NEOs, resulted in 100 percent vesting on January 31, 2011, of the 2008-2010 performance-contingent restricted stock unit award, based on actual ROAIC over the three-year period exceeding the weighted average cost of capital target.

Component	Element	Purpose	Performance Measures	2010 Performance

Benefits	Life and Pension Benefits	Support basic life and retirement income security needs.	N/A	N/A
	Supplemental Executive Retirement Plan	Replicates benefits provided under the qualified pension plan, not otherwise payable due to IRS qualified plan limits.
	Non-Qualified Deferred Compensation	Provides eligible participants the ability to defer certain pretax compensation into a savings plan to support retirement income or other needs.
	Perquisites and Other Personal Benefits	Noncash compensation generally nominal in value ranging from 2 to 3 percent of total compensation, which may consist of components such as financial planning, company contributions, aircraft usage and insurance premiums. The percent of total compensation may exceed the nominal range for an executive on foreign assignment.

Specifics Related to the 2010 Executive Compensation Elements

Base Salary

        The level of base salary takes into account job responsibilities, experience level and market competitiveness. Base salaries are generally reviewed annually in late January, with any changes becoming effective retroactively on January 1 of that year. Annual adjustments are based on individual performance, performance of the area of responsibility, the Corporation's performance, competitiveness versus the external market and internal merit increase budgets.

Annual Incentive

        This short-term pay for performance incentive is used to encourage and reward the CEO and other NEOs for making decisions that improve performance as measured by economic value added. It is designed to produce sustained shareholder value by establishing a direct link between economic value added and incentive compensation. This annual incentive to the CEO and other NEOs is paid consistent with the terms of the Ball Corporation Stock and Cash Incentive Plan and the Ball Corporation Annual Incentive Compensation Plan, which are administered by the Committee. Economic value added was selected as the measure for Ball's Annual Incentive Compensation Plan because it has been demonstrated to correlate management's incentive with total shareholder return. Economic value added is computed by subtracting a charge for the use of invested capital from net operating profit after-tax as illustrated below.

EVA	=	Net Operating Profits After Taxes (NOPAT)	Minus	Capital Charge (the amount of capital invested by Ball multiplied by the after-tax cost of capital)

        Generating profits in excess of both operating and capital costs (debt and equity) creates economic value added. If economic value added improves, value has been created.

        Performance Measures—Targets are established annually for each operating unit and for the Corporation as a whole based on prior performance. The Plan design motivates continuous improvement in order to achieve payouts at or above target over time.

        The Corporation's and/or operating unit's economic value added financial performance determines the amount, if any, of awards earned under the Annual Incentive Compensation Plan. Such awards are based on actual economic value added performance relative to the established economic value added target. For any one year, the economic value added target is equal to the sum of the prior year's target economic value added and one-half the amount of the prior year's economic value added gain or shortfall relative to the prior year's economic value added target and may be calculated as follows:

Current year's economic value added target	=	Prior year's economic value added target	+	1/2	Prior year's actual economic value added	-	Prior year's economic value added target

        Improvement in economic value added occurs when the amount of net operating profit after-tax less a charge for capital employed in the business increases over time. It establishes a direct link between annual incentive compensation and continuous improvement of return on invested capital relative to a 9 percent "hurdle rate." The Corporation has established 9 percent as the "hurdle rate" when evaluating capital expenditures and strategic initiatives in most regions in which we do business. This "hurdle rate" is above the Corporation's true cost of capital.

        For a given year, a payout at 100 percent of target annual incentive compensation is achieved when actual economic value added is equal to the target economic value added target. Actual annual incentive payments each year can range from 0 to 200 percent of the targeted incentive opportunity based on corporate performance and/or the performance of the operating unit over which the executive has responsibility. For the Corporation's consolidated plan, a payout of 0 percent is realized when actual economic value added is $98 million less than targeted economic value added. A payout of 200 percent is achieved when actual economic value is $49 million in excess of target economic value added. A payout greater than 200 percent may be achieved if actual economic value added is more than $49 million higher than target economic value added; however any amounts over 200 percent of target are banked and remain at risk until paid. The cumulative bank balance is paid over time in one-third increments based on corporate and/or operating unit performance.

        Target Incentive Percentages—This short-term performance-based incentive opportunity is established each year as a percentage of an executive's annual base salary and is targeted at approximately the 50th percentile of the competitive market with the opportunity to earn more for above-target performance or less for below-target performance. For 2010, the target incentive opportunities and the actual award earned for the CEO and other NEOs are as follows:

Name	Target Annual Incentive Percent	Actual Annual Incentive Based on Performance

R. David Hoover	110 percent	222 percent
Scott C. Morrison	60 percent	121 percent
John A. Hayes	85 percent	172 percent
Raymond J. Seabrook	75 percent	152 percent
David A. Westerlund	70 percent	141 percent

        Certain executives including the CEO and the other NEOs may elect to defer the payment of all or a portion of their annual incentive compensation into the 2005 Deferred Compensation Plan and/or the 2005 Deferred Compensation Company Stock Plan. The executive becomes a general unsecured creditor of the Corporation with respect to amounts deferred. Amounts deferred to the 2005 Deferred Compensation Plan, or its successor, are notionally "invested" among various investment funds available under the applicable Plan. A participant's amounts are not actually invested in the investment funds for their account, but the return on the participant's account is determined as if the amounts were invested in those funds. Amounts deferred into the 2005 Deferred Compensation Company Stock Plan receive a 20 percent Corporation match with a maximum match of $20,000 per year. Amounts deferred into this Plan will be represented in the participant's account as stock units, with each unit having a value equivalent to one share of Ball Corporation Common Stock. Participants may later reallocate a prescribed number of units to other notional investment funds, comparable to those described above, subject to specified time constraints. One-half of the amount deferred into the 2005 Deferred Compensation Company Stock Plan must remain deferred until retirement or other termination of employment.

Long-Term Incentives

        This element of compensation is designed to provide ownership and cash opportunities to promote the achievement of longer term financial performance goals and enhanced total shareholder returns. The Corporation's long-term incentive opportunity is generally provided through a combination of equity and cash awards, which the Committee believes best matches the compensation principles for the program. In 2010, long-term incentives awarded prior to shareholder approval of the 2010 Stock and Cash Incentive Plan in April were provided pursuant to the existing 2005 Stock and Cash Incentive Plan; and awards following that approval were pursuant to the newly approved 2010 Plan. This Plan permits grants of cash awards, stock options, stock appreciation rights or stock awards (e.g., shares, restricted stock and restricted stock units).

        In 2010, Ball delivered approximately 25 percent of the target long-term incentive through performance-based cash awards and approximately 75 percent through performance-based equity awards. This award mix was set to achieve the objectives described above, while viewed in light of market practices and cost implications. The total amount of long-term incentives, based on the grant date expected value, was established in relation to the 50th percentile of the competitive market as well as individual performance and the Corporation's financial and operating performance. This emphasis on long-term compensation, through performance-based long-term cash and equity awards, ensures a strong continued alignment with Ball's executive ownership and shareholder value creation objectives.

        Performance-Based Cash Awards—Ball's performance-based long-term cash incentive award is intended to focus executives on the achievement of multiyear performance goals that will enhance shareholder value. The Corporation's total shareholder return and return on average invested capital ("ROAIC") are considered in determining the amount, if any, of awards earned under the Corporation's Long-Term Cash Incentive Plan ("LTCIP"). Performance is generally measured on a cumulative basis over a three-year performance period. Awards pursuant to the LTCIP are generally made on an annual basis such that three performance periods overlap. Any actual award earned is paid at the end of the three-year performance period.

        The 2008 through 2010, 2009 through 2011, and 2010 through 2012 performance periods provide executives the opportunity to earn awards based on a combination of two performance measures. One-half of the award is based on the Corporation's three-year total shareholder return as measured against the total shareholder returns of a group of companies in the S&P 500 not including companies in the S&P 500 Index that are classified as being part of the Financial or Utilities industry sectors or the Transportation industry group. Companies added to the S&P 500 during the performance period are also excluded. Total shareholder return is measured by comparing the average daily closing price and dividends of the Corporation in the third year of the performance cycle with the average daily closing price and dividends prior to the start of the performance cycle relative to the distribution of the equivalent total shareholder returns during the performance cycle of the group of companies as described above. The target performance requirement for the total shareholder returns measure is the 50th percentile of the S&P group described above. The other one-half of the award is based on ROAIC performance over the three-year period. ROAIC is calculated by dividing the average of the Corporation's net operating profit after-tax over the relevant performance period by its average invested capital over such period. The target performance requirement for the ROAIC measure is 9 percent, which is above the Corporation's estimated weighted average cost of capital. The target, minimum and maximum performance requirements are as follows:

Performance Measure	Minimum	Target	Maximum

Total Shareholder Return	37.5th percentile	50th percentile	75th percentile

ROAIC	7 percent	9 percent	11 percent

        For each measure, minimum performance results in a zero payout factor, target performance results in a 100 percent payout factor and maximum performance results in a 200 percent payout factor for the respective one-half of the award. Performance between minimum, target and maximum is extrapolated to determine the payout factor.

        The incentive opportunity is established as a percentage of the executive's average base salary plus target annual incentive over the three-year performance period. For the 2010 through 2012 performance period, the incentive opportunities for the CEO and other NEOs are as follows:

Name	Target Incentive Percentage

R. David Hoover	40 percent

Scott C. Morrison	25 percent

John A. Hayes	30 percent

Raymond J. Seabrook	25 percent

David A. Westerlund	25 percent

        The executive's award for any given performance cycle is calculated as follows:

LTCIP Payment	=	Executive's avg. base salary plus target annual incentive for three-year period	×	Executive's Incentive Percentage	×	50 percent × TSR payout factor	+	50 percent × ROAIC payout factor

        Actual payments at the end of the performance period for each factor (total shareholder return ("TSR") and ROAIC) can range from 0 to 100 percent of the target opportunity based on actual performance relative to the established performance measures described above.

        As a result of the Corporation's actual performance for the 2008 through 2010 performance period, cash payouts (made in early 2011) for the CEO and other NEOs in the plan are 200 percent of the target opportunities and are reported in the Summary Compensation Table. The potential award value of the 2010 through 2012 performance period, which was awarded to the NEOs in 2010, is reported in the Grants of Plan-Based Awards Table.

        Special Acquisition Incentive Plan—In conjunction with the 2009 acquisition of certain beverage can manufacturing operations, the Corporation implemented an Acquisition-Related Special Incentive Plan designed to motivate participating employees to successfully integrate the acquisition into the Corporation. Payouts under this Plan are based on cumulative earnings before interest and taxes and cumulative cash flow over a 39-month period, with awards, if any, made at 15 months, 27 months and 39 months. Minimum, target and maximum values have been established for each performance measure; however, due to the competitive sensitive nature of such financial metrics, these values have been excluded. A payout at or near target is the most likely outcome. This incentive opportunity is established as a percentage of an executive's average base salary over the 39-month performance period and is provided below for each NEO.

Name	Target Incentive Percentage

R. David Hoover	40 percent

Scott C. Morrison	40 percent

John A. Hayes	40 percent

Raymond J. Seabrook	40 percent

David A. Westerlund	40 percent

        The executive's actual award will be calculated as follows:

Special Incentive Payment	=	Executive's avg. annual base salary over 39-month period	×	Executive's Incentive Percentage	×	70 percent × EBIT payout factor	+	30 percent × Cash Flow payout factor

        Actual payments at the end of the performance period can range from 0 to 150 percent of the target opportunity based on actual performance relative to the established performance measures. Actual performance between minimum (which results in zero payout), target (which results in 100 percent payout) and maximum (which results in 150 percent payout) is extrapolated to determine the payout factor. The first 15-month period was completed on December 31, 2010, and based on performance the NEOs each received an interim payment equal to 23 percent of the total target amount.

        Equity-Based Awards—The Corporation's equity awards may be provided through various forms (SARs, ISOs, NQOs, performance contingent units, restricted stock and restricted stock units), all of which are tied to the price of Ball Corporation Common Stock. Annual equity awards associated with target total compensation are typically granted in January on the date of the quarterly meeting of the Board; however, equity awards may be granted during the year as part of an executive's promotion or for retention purposes. In the case of newly hired executives, equity awards may be granted upon the executive joining the Corporation.

  •
  Stock Options and Stock-Settled Stock Appreciation Rights:  SARs, ISOs and NQOs are granted in order to reward executives for the creation of shareholder value, and will only provide value to executives if the price of Ball's stock increases. Such awards generally vest at 25 percent per year for four years and expire in 10 years. The grant value of each SAR, ISO and/or NQO is based on the closing price of Ball stock on the date of grant. In 2006, Ball began granting to certain key executives stock-settled SARs based on the view that stock-settled SARs are an effective way to both manage equity dilution and promote share ownership. In 2007, the Board of Directors authorized for options or SAR grants on or after such date, that for certain participants who retire early, defined as the first to occur of either attaining both age 55 and 15 years of service or age 60 and 10 years of service, upon the execution of an agreement not to compete with the Corporation, a participant's unvested stock options and/or SARs will continue to vest under the regular vesting schedule and such participants will have five years from the retirement date or up to the original expiration date, whichever is sooner, to exercise vested stock options and/or SARs. In January 2010, the Committee approved the award of both SARs and ISOs to certain executives, including NEOs, which is reported in the Grants of Plan-Based Awards Table.

  •
  Performance Contingent Restricted Stock Units:  The performance contingent restricted stock units are granted in order to encourage executives to assure long-term return on the Corporation's invested capital in excess of its current estimated weighted average cost of capital. The award of performance contingent restricted stock units provides participants with the opportunity to receive common shares if the Corporation's ROAIC during a three-year period is equal to or exceeds the Corporation's estimated cost of capital as established at the beginning of the performance period. Units not vested at the end of the performance period are forfeited. In January 2010, the Board of Directors approved the award of performance contingent restricted stock units pursuant to the provisions of the 2005 Stock and Cash Incentive Plan. The performance period for the 2010 grants is a 36-month period that extends from January 2010 to December 2012 and the estimated weighted average cost of capital and required return for the performance period was established at 6.6 percent. The number of performance contingent restricted stock units awarded in 2010 to the CEO and other NEOs is reported in the Grants of Plan-Based Awards Table. Vesting of the units is solely based on meeting or exceeding the above-described performance goal of 6.6 percent. If the goal is met, all of the participant's awarded units vest. If the goal is not met, all of the participant's awarded units are forfeited. In 2007, the Committee authorized for performance contingent restricted stock units grants on or after such date, that for certain participants who retire early, defined as the first to occur of either attaining both age 55 and 15 years of service or age 60 and 10 years of service, upon the execution of an agreement not to compete with the Corporation, the participant's units will vest at the end of the performance period if the performance goal is achieved.

  •
  Restricted Stock/Restricted Stock Units:  The Corporation may grant restricted stock or restricted stock units pursuant to the Deposit Share Program ("DSP"), which was instituted in 2001. The DSP is intended to increase share ownership among certain executives who must make additional investments in the Corporation's stock in order to participate. Under this program, an executive receives one share of restricted stock or one restricted stock unit for every share newly acquired by the participant (either in the market, through the exercise and holding of stock options or settlement of SARs, or deferral of incentive compensation to the deferred compensation company stock plan) during a preestablished acquisition period, up to a preestablished maximum number of shares. As long as the executive continues to hold the newly acquired shares, the restricted stock or units granted cliff vest four years from the date of grant; or, if stock ownership guidelines are met, 30 percent of the shares or units will vest at the end of the second year and third year and 40 percent will vest at the end of the fourth year. Restricted stock or units granted pursuant to the DSP are made on the 15th day of each month following the executive's submission of adequate documentation to the Corporation detailing the acquisition of the newly acquired shares. In April 2010, the Committee approved a DSP opportunity award to a selected group of executives that included the CFO.

    Restricted stock or restricted stock units not related to the DSP may also be granted to executives by the Committee or the CEO. Pursuant to the provisions of the 2010 Stock and Cash Incentive Plan, the Committee delegated to the CEO the authority to grant up to a maximum of 6,000 restricted shares or restricted stock units to any one individual in a calendar year, except the CEO may not make such grants to officers of the Corporation. Any such grant is ratified by the Committee at the first Committee meeting following such grant. Grants made are generally effective at the closing stock price on the day of the grant or may be effective at the closing stock price on a specific day in the future as defined by the Committee or the CEO. As an example, the future grant of a restricted stock award may be approved pending the effective date of a promotion, employment or a specific date. These awards generally vest in either 20 or 25 percent increments on each anniversary of the grant date. These grants serve as a long-term incentive element, promote share ownership and may provide an executive retention incentive.

Retirement Benefits

        Ball targets its overall benefits to be competitive with the market. The CEO and other NEOs participate in the same benefit plans, with two exceptions noted below, and on the same terms as provided to all U.S. salaried employees. Included in these benefits are the annual pension accruals under the qualified pension plan ("Salaried Pension Plan") and contributions to the qualified 401(k) savings plan.

        The Corporation sponsors two qualified salaried defined benefit pension plans in the U.S., one covering its Aerospace subsidiary's employees and the other covering all other U.S. salaried employees. Prior to January 1, 2007, the benefits were determined by final average salary, covered compensation and years of service. Beginning in 2007, the benefit in both plans is an accumulated annual credit based on base salary, the Social Security Wage Base and a multiplier that is based on service.

        The 401(k) savings plan is a tax-qualified defined contribution plan that allows U.S. salaried employees, including the NEOs, to contribute to the plan 1 to 55 percent of their base salary up to IRS-determined limits on a before-tax basis. Prior to January 1, 2007, the Corporation matched 50 percent of the first 6 percent of base salary contributed to the plan. Beginning in 2007, the Corporation matched 100 percent of the first 3 percent of base salary contributed, and 50 percent of the next 2 percent of base salary contributed, up to a maximum match of 4 percent of base salary contributed.

        Certain executives, including the NEOs, also receive benefits under the non-qualified Supplemental Executive Retirement Plan ("SERP"), which replaces benefits otherwise available in the qualified pension plan but for limits on covered compensation in the qualified plan set by the Code. The SERP is designed to provide retirement benefits that are calculated on base salary that exceeds the maximum amount of pay that can be included in the pension calculation under a pension plan that is tax qualified under the Code. Further information regarding the salaried pension plan and the SERP are provided in the "Pension Benefits" section on page 40.

        The Corporation's pension plans and SERP provide pension benefits based on base salary only and do not include incentive compensation as part of the pension calculation.

        Additionally, the Corporation provides a deferred compensation benefit to certain employees. Under the terms of the deferred compensation program, participants are eligible to defer current annual incentive compensation to be paid and/or restricted stock units to be issued in the future. When amounts are deferred, the participant becomes a general unsecured creditor of the Corporation and deferred amounts become subject to claims on the same basis as other general unsecured creditors to the Corporation. The deferred compensation plans provide a means for participants to accumulate funds for retirement or other purposes.

Severance and Change in Control Benefits

        The CEO and other NEOs are covered by arrangements that specify payments in the event the executive's employment is terminated. The type and amount of payments vary by executive level and whether the termination is following a change in control of the Corporation. These severance benefits, which are competitive with general industry practices, are payable if and only if the executive's employment is terminated as specified in each of the agreements. Further discussion is provided in the "Other Potential Post-Termination Employment Benefits" section on page 42.

Accounting and Tax Considerations

        When establishing pay elements or associated programs, the Committee reviews projections of the estimated pro forma expense and tax impact of all material elements of the executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element, which in many cases is equal to the performance period, and the Corporation realizes a tax deduction upon payment to and/or realization by the executive.

        The Plans are intended to meet the deductibility requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code") as performance-based pay, resulting in amounts paid being tax deductible to the Corporation. Code Section 162(m) generally provides that publicly-held corporations may not deduct in any one taxable year certain compensation in excess of $1 million paid to the CEO and the next four most highly-compensated executive officers. To the extent that any cash compensation for any NEO, otherwise deductible for a particular tax year, would not be deductible in that year because of the limitations of Code Section 162(m), the Committee has mandated that such compensation will be deferred until retirement; however, the Committee, in its sole discretion, may approve payment of nondeductible compensation from time to time if it deems circumstances warrant it.

        Beginning January 1, 2006, the Corporation began accounting for stock-based payments including current and prior year stock options, SARs, restricted stock and restricted stock units in accordance with the requirements of FASB ASC Topic 718, which addresses accounting for stock compensation.

        In December 2005, the Committee approved two new deferred compensation plans that incorporate rules applicable to non-qualified deferred compensation as provided by Code Section 409A regulations. The Corporation has administered its non-qualified deferred compensation plans in good faith compliance with the Code Section 409A regulations. In 2008, the Corporation reviewed and updated all plans and agreements to conform with the Code Section 409A final regulations.

        Code Section 280G considerations related to tax reimbursements made to executives for taxes on amounts paid in the event of termination following a change in control are discussed in the narrative to the Other Potential Post-Termination Employment Benefits Table on page 42.

TABLES AND NARRATIVES

        Set forth on pages 32 through 46 are tables showing, for the CEO, CFO and the three other highest paid executive officers of the Corporation, the following: (1) fiscal year 2010 elements of compensation in summary form; (2) equity and non-equity incentives awarded in 2010; (3) outstanding stock options and stock awards held as of December 31, 2010; (4) the value realized on stock options exercised and stock awards that vested during 2010; (5) information regarding non-qualified deferred compensation; (6) projected pension benefit values; and (7) projections for other potential post-termination benefits. On page 47 is a table summarizing the fiscal year 2010 elements of compensation for the Corporation's nonemployee directors. Accompanying each table are narratives and/or footnotes intended to further the understanding of the information disclosed in the tables. The tables should be read in conjunction with the Compensation Discussion and Analysis ("CD&A") beginning on page 19, which explains Ball's compensation objectives and philosophy, its process for determining executive compensation and a description of the elements of compensation.

SUMMARY COMPENSATION TABLE

        The Summary Compensation Table on page 32 represents all fiscal year 2010 elements of compensation for Ball's NEOs, including:

  •
  Base salary earned;

  •
  Awards earned under the Annual Incentive Compensation Plan for 2010 performance;

  •
  Awards earned under the Long-Term Cash Incentive Plan ("LTCIP") for the three-year performance period ended in 2010;

  •
  Fair value of restricted stock and performance contingent restricted stock unit awards granted in 2010, calculated in accordance with FASB ASC Topic 718; and

  •
  Fair value of stock option and stock appreciation rights awards granted in 2010, calculated in accordance with FASB ASC Topic 718.

        The 2010 payout factors used to determine the amounts earned for the Annual Incentive Compensation Plan, Acquisition-Related Special Incentive Plan and LTCIP for the CEO, CFO and the other NEOs are provided in the "Performance Measures" section on page 23 of the CD&A.

        In addition to these elements of compensation, the table also presents the increase in 2010 in the value of pensions payable at age 65 for the NEOs as well as above-market earnings associated with non-qualified deferred compensation. Certain of the Corporation's predecessor deferred compensation plans provide for an interest rate that is equal to the Moody's Seasoned Corporate Bond Index and in some plans, an interest rate that is 5 percentage points higher than the Moody's Seasoned Corporate Bond Index, and in others, a fixed interest rate equal to 9 percent. No additional deferrals are permitted into these plans. Any earnings credited to accounts within plans that provide the Moody's rate plus 5 percentage points and/or the 9 percent fixed interest that is in excess of above-market earnings that would have been credited at a rate that is 120 percent of the applicable federal long-term rate have been classified as above-market earnings on deferred compensation.

        The All Other Compensation column represents the sum of the values of:

  •
  Perquisites and other personal benefits;

  •
  Corporation contributions to defined contribution plans or deferred compensation plans;

  •
  Corporation-paid insurance premiums;

  •
  Discounted securities purchases pursuant to the Corporation's broad-based Employee Stock Purchase Plan ("ESPP"); and

  •
  Tax reimbursements made by the Corporation for foreign assignment tax equalization.

        The individual values are disclosed in the All Other Compensation Table that follows the Summary Compensation Table.

        Details regarding post-termination compensation are discussed in the section entitled "Other Potential Post-Termination Employment Benefits" on page 42.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

R. David Hoover	2010	$1,155,000	$2,345,925	$1,812,600	$4,554,658	$538,259	$63,160	$10,469,602
Chairman and CEO	2009	$1,130,000	$2,244,480	$2,130,000	$3,215,872	$824,558	$70,365	$9,615,275
	2008	$1,100,000	$3,394,953	$1,577,168	$2,101,565	$805,091	$92,399	$9,071,176
Scott C. Morrison(6)	2010	$400,000	$528,605	$266,760	$723,670	$39,999	$44,025	$2,003,059
SVP and CFO	2009
	2008
John A. Hayes(6)	2010	$725,000	$1,463,050	$1,463,760	$1,885,640	$73,873	$75,868	$5,687,191
President and COO	2009	$575,000	$841,680	$985,125	$931,903	$49,104	$261,243	$3,644,055
	2008	$500,000	$1,302,860	$532,134	$560,812	$31,203	$516,101	$3,443,110
Raymond J. Seabrook(6)	2010	$600,000	$681,075	$663,480	$1,412,594	$247,548	$45,447	$3,650,144
EVP and COO Global	2009	$490,500	$581,160	$681,600	$802,136	$172,491	$51,586	$2,779,473
Packaging	2008	$476,000	$1,002,200	$410,320	$548,865	$125,504	$49,748	$2,612,637
David A. Westerlund	2010	$455,500	$630,625	$471,960	$1,066,982	$251,206	$46,719	$2,922,993
EVP, Administration	2009	$445,500	$521,040	$639,000	$728,526	$245,719	$47,349	$2,627,134
and Corporate Secretary	2008	$432,500	$901,980	$384,675	$498,214	$195,517	$52,822	$2,465,708
(1)
Reflects the fair value of performance contingent equity awards granted for each reported year, calculated in accordance with FASB ASC Topic 718 assuming the probable outcome. The assumptions used in the calculation of these amounts are included in the Corporation's Annual Report on Form 10-K in Notes 1 and 16 to the Consolidated Financial Statements for fiscal year ended December 31, 2010.

(2)
Reflects the fair value of ISO or SAR equity awards granted for each reported year, calculated in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in the Corporation's Annual Report on Form 10-K in Notes 1 and 16 to the Consolidated Financial Statements for fiscal year ended December 31, 2010.

(3)
Includes payouts from the Annual Incentive Compensation Plan and LTCIP, which were earned in 2010 and paid or deferred in 2011. The detail for each NEO is as follows:

  Mr. Hoover—Annual Incentive Compensation Plan = $2,558,939, LTCIP = $1,887,970, and Special Acquisition Incentive Plan = $107,749; no portion of the annual incentive was deferred in February 2011.

  Mr. Morrison—Annual Incentive Compensation Plan = $482,190, LTCIP = $204,353, and Special Acquisition Incentive Plan = $37,127; and $150,000 of the annual incentive was deferred in February 2011.

  Mr. Hayes—Annual Incentive Compensation Plan = $1,246,743, LTCIP = $571,455, and Special Acquisition Incentive Plan = $67,442; and $922,589 of the annual incentive was deferred in February 2011.

  Mr. Seabrook—Annual Incentive Compensation Plan = $903,569, LTCIP = $453,190, and Special Acquisition Incentive Plan = $55,835; and $125,000 of the annual incentive was deferred in February 2011.

  Mr. Westerlund—Annual Incentive Compensation Plan = $642,307, LTCIP = $382,182, and Special Acquisition Incentive Plan = $42,493; and $100,000 of the annual incentive was deferred in February 2011.

(4)
The aggregate change in pension value and above-market earnings on deferred compensation for each NEO are as follows:

  Mr. Hoover—$390,606 aggregate change in pension value and $147,653 above-market earnings on deferred compensation.

  Mr. Morrison—$39,999 aggregate change in pension value.

  Mr. Hayes—$70,194 aggregate change in pension value and $3,679 above-market earnings on deferred compensation.

  Mr. Seabrook—$165,413 aggregate change in pension value and $82,135 above-market earnings on deferred compensation.

  Mr. Westerlund—$173,368 aggregate change in pension value and $77,838 above-market earnings on deferred compensation.

(5)
Includes value of financial planning services, the incremental cost for the personal use of corporate aircraft, the value of executive physical examinations, employer contribution to 401(k), employer contribution to the 2005 Deferred Compensation Company Stock Plan, employer paid disability insurance premiums, and the value of the Corporation's match for the ESPP. The value for Mr. Hayes also includes employer paid expenses and tax equalization related to his foreign assignment. Additional information for all is included in the All Other Compensation Table below.

(6)
Effective January 1, 2010, John A. Hayes became President and Chief Operating Officer of Ball Corporation, Raymond J. Seabrook became Executive Vice President and Chief Operating Officer, Global Packaging Operations, and Scott C. Morrison became Senior Vice President and Chief Financial Officer.

All Other Compensation Table

Name	Perquisites and Other Personal Benefits(1)(2)	Payments/ Accruals on Termination Plans	Registrant Contributions to Defined Contribution Plans	Insurance Premiums	Discounted Securities Purchases	Registrant Contributions to Deferred Compensation Plans	Foreign Service and Special Assignment Premium	Tax Reimbursements(3)

R. David Hoover	$28,352	$—	$9,800	$3,808	$1,200	$20,000	$—	$—
Scott C. Morrison	$10,950	$—	$9,800	$2,075	$1,200	$20,000	$—	$—
John A. Hayes	$12,817	$—	$9,800	$2,168	$1,200	$20,000	$—	$29,883
Raymond J. Seabrook	$10,950	$—	$9,800	$3,497	$1,200	$20,000	$—	$—
David A. Westerlund	$12,167	$—	$9,800	$3,552	$1,200	$20,000	$—	$—
(1)
Represents the value of $10,000 for financial planning services for all NEOs, the incremental costs of $17,402, $1,217, and $1,217 for the personal use of the corporate aircraft for Messrs. Hoover, Hayes and Westerlund, respectively; and $950 for executive physical examinations for all NEOs. The amount for Mr. Hayes also includes the value of employer-paid expenses for tax services resulting from his foreign assignment.

(2)
The incremental cost of the personal use of the corporate aircraft was calculated based on the 2010 average direct operating cost apportioned among business versus nonbusiness related passengers.

(3)
The amount for Mr. Hayes includes tax equalization payments related to his foreign assignment as it is the Corporation's policy to neutralize the tax effects by limiting the assignee's tax costs to what the assignee would have paid had the assignee not resided in the foreign location. Beginning in 2010, tax reimbursements for financial planning services and spouse business travel were eliminated.

GRANTS OF PLAN-BASED AWARDS TABLE

        The table on page 34 summarizes the plan-based awards granted by the Corporation to the NEOs during 2010, which includes the following:

  •
  Annual cash incentives pursuant to the Annual Incentive Compensation Plan for the 2010 performance period;

  •
  Cash-based long-term incentives under the Long-Term Cash Incentive Plan ("LTCIP") for the 2010 to 2012 three-year performance period;

  •
  Performance contingent restricted stock units; and

  •
  Fair value of stock-settled stock appreciation rights ("SARs") and/or Incentive Stock Options ("ISOs"), calculated in accordance with FASB ASC Topic 718.

        Awards made under the Annual Incentive Compensation Plan are determined based on economic value added performance. For the NEOs, awards can range from 0 to 200 percent of target. Amounts earned in excess of 200 percent are banked and may be paid over time in one-third increments based on corporate and/or operating unit performance.

        Awards under the LTCIP are granted on an annual basis and are determined based on Ball's total shareholder return relative to the group of S&P 500 companies described in the CD&A as well as Ball's ROAIC. Each executive is eligible to receive a range of awards that is based on the executive's average base salary plus target incentive compensation during the three-year performance period. The target and maximum award values shown in the table below reflect projected increases in target total compensation of 4 percent per year during the performance period. The actual target and maximum award values may vary depending on future changes to target total compensation and on the Corporation's performance. The award made in 2010 is for the three-year performance period beginning January 1, 2010, and ending December 31, 2012.

        Performance contingent restricted stock units were granted to the NEOs in 2010. The awards will cliff vest after the performance period provided the Corporation's return on average invested capital exceeds its weighted average cost of capital of 6.6 percent as established at the beginning of the performance period.

        SARs were granted to the NEOs in 2010. The awards vest annually in 25 percent increments starting on the first anniversary of the date of grant. Should the price of Ball's stock increase during the vesting period, each NEO would receive upon exercise a number of shares of Corporation stock that reflects the value of the appreciation over the original grant price. ISOs were also granted to the NEOs in 2010, with a vesting schedule identical to that of the SARs.

        Dividends or dividend equivalents are paid quarterly on the number of unlapsed restricted shares or restricted stock units accounted for on the record date used for determining dividends payable to shareholders and at the same dividend rate as paid to shareholders. Dividend equivalents related to performance contingent restricted stock units granted pursuant to the 2010 Stock and Cash Incentive Plan will be accrued and paid only when and if the performance condition is achieved and the restrictions on the units lapse.

        The vesting of plan-based awards may be accelerated as described in the narrative to the Other Potential Post-Termination Employment Benefits Table.

Grants of Plan-Based Awards Table

										Exercise or Base Price of Equity Incentive Plan Awards or Option Awards ($ per Share)
					Estimated Future Payouts Under Equity Incentive Plan Awards Target #
							All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Equity Incentive Plan Awards and Stock and Option Awards(1)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
								Grant Date Fair Value of All Other Stock Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

R. David Hoover	01-Jan-10(2)	$504,709	$1,009,418	$2,018,836
	01-Jan-10(3)	$—	$1,270,077	$2,540,154
	27-Jan-10(4)				93,000	(4)				$25.225	$2,345,925
	27-Jan-10								265,000	$25.225	$1,812,600
Scott C. Morrison	01-Jan-10(2)	$86,050	$179,271	$358,542
	01-Jan-10(3)	$—	$238,708	$477,416
	27-Jan-10(4)				14,600	(4)				$25.225	$368,285
	27-Jan-10								39,000	$25.225	$266,760
	15-Jun-10(5)						6,000	$26.72			$160,320
John A. Hayes	01-Jan-10(2)	$306,104	$612,209	$1,224,418
	01-Jan-10(3)	$—	$614,289	$1,228,577
	27-Jan-10(4)				58,000	(4)				$25.225	$1,463,050
	27-Jan-10								214,000	$25.225	$1,463,760
Raymond J. Seabrook	01-Jan-10(2)	$130,561	$272,002	$544,004
	01-Jan-10(3)	$—	$448,736	$897,473
	27-Jan-10(4)				27,000	(4)				$25.225	$681,075
	27-Jan-10								97,000	$25.225	$663,480
David A. Westerlund	01-Jan-10(2)	$96,204	$200,425	$400,850
	01-Jan-10(3)	$—	$318,742	$637,485
	27-Jan-10(4)				25,000	(4)				$25.225	$630,625
	27-Jan-10								69,000	$25.225	$471,960
(1)
The grant date fair value of equity incentive plan awards, based on the probable outcome of the performance condition, and stock and option awards all calculated in accordance with FASB ASC Topic 718, and as referenced in the Corporation's Annual Report on Form 10-K in Notes 1 and 16 to the Consolidated Financial Statements for the fiscal year ended December 31, 2010.

(2)
Represents grants made under the LTCIP. Payout levels are based on projected average base salary plus target incentive compensation over the three-year period ending December 31, 2012 (utilizing actual base salary for 2010 and 2011, and a 4 percent increase in base salary for 2012).

(3)
Represents grants made under the Annual Incentive Compensation Plan.

(4)
Represents performance contingent restricted stock units granted January 27, 2010, at a value of $25.225, with an assumption of probable outcome if the performance measurements are met.

(5)
Represents a grant made under the Deposit Share Program on June 15, 2010, at a value of $26.72.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2010

        The following table outlines the outstanding option awards and stock awards held by the NEOs as of December 31, 2010. The outstanding option awards and stock awards represented in the table were granted to the NEOs over a period of several years, including 2010.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Award: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

R. David Hoover	344,000		—		—	$11.8725	4/23/2012			340,500	$11,585,513
	105,088		—		—	$14.0775	4/22/2013
	164,000		—		—	$19.8700	4/27/2015
	8,000		—		—	$21.8450	4/26/2016
	232,000	(5)	—		—	$21.8450	4/26/2016
	8,000		—		—	$24.6600	4/25/2017
	262,000	(5)	—		—	$24.6600	4/25/2017
	1,100		—		—	$25.0550	4/23/2018
	244,900	(5)	—		—	$25.0550	4/23/2018
	400,000	(5)	—		—	$20.0400	1/28/2019
	6,800		—		—	$25.2250	1/27/2020
	258,200	(5)	—		—	$25.2250	1/27/2020
Scott C. Morrison	16,000		—		—	$11.8725	4/23/2012	6,000	$204,150	32,600	$1,109,215
	7,000		—		—	$14.0775	4/22/2013
	10,000		—		—	$14.0775	4/22/2013
	3,480		—		—	$19.8700	4/27/2015
	8,520		—		—	$19.8700	4/27/2015
	8,000		—		—	$21.8450	4/26/2016
	14,000	(5)	—		—	$21.8450	4/26/2016
	4,746		1,582		—	$24.6600	4/25/2017
	13,254	(5)	4,418	(5)	—	$24.6600	4/25/2017
	9,000	(5)	9,000	(5)	—	$25.0550	4/23/2018
	850		2,550		—	$20.0400	1/28/2019
	7,900	(5)	23,700	(5)	—	$20.0400	1/28/2019
			6,800		—	$25.2250	1/27/2020
			32,200	(5)	—	$25.2250	1/27/2020
John A. Hayes	8,000		—		—	$11.8725	4/23/2012	12,000	$408,300	152,000	$5,171,800
	7,000		—		—	$14.0775	4/22/2013
	12,000		—		—	$14.0775	4/22/2013
	21,936		—		—	$19.8700	4/27/2015
	2,064		—		—	$19.8700	4/27/2015
	8,000		—		—	$21.8450	4/26/2016
	42,000	(5)	—		—	$21.8450	4/26/2016
	5,598		1,866		—	$24.6600	4/25/2017
	39,402	(5)	13,134	(5)	—	$24.6600	4/25/2017
	41,500	(5)	41,500	(5)	—	$25.0550	4/23/2018
	500		1,500		—	$20.0400	1/28/2019
	45,750	(5)	137,250	(5)	—	$20.0400	1/28/2019
			6,800		—	$25.2250	1/27/2020
			207,200	(5)	—	$25.2250	1/27/2020
Raymond J. Seabrook	64,000		—		—	$11.8725	4/23/2012			96,000	$3,266,400
	17,088		—		—	$14.0775	4/22/2013
	39,000		—		—	$19.8700	4/27/2015
	62,000	(5)	—		—	$21.8450	4/26/2016
	—		2,000		—	$24.6600	4/25/2017
	48,750	(5)	16,250	(5)	—	$24.6600	4/25/2017
	550		550		—	$25.0550	4/23/2018
	31,450	(5)	31,450	(5)	—	$25.0550	4/23/2018
	32,000	(5)	96,000	(5)	—	$20.0400	1/28/2019
			6,800		—	$25.2250	1/27/2020
			90,200	(5)	—	$25.2250	1/27/2020
David A. Westerlund	5,000		—		—	$5.3063	3/6/2011			87,000	$2,960,175
	64,000		—		—	$11.8725	4/23/2012
	14,912		—		—	$14.0775	4/22/2013
	17,088		—		—	$14.0775	4/22/2013
	39,000		—		—	$19.8700	4/27/2015
	8,000		—		—	$21.8450	4/26/2016
	62,000	(5)	—		—	$21.8450	4/26/2016
	6,000		2,000		—	$24.6600	4/25/2017
	48,750	(5)	16,250	(5)	—	$24.6600	4/25/2017
	550		550		—	$25.0550	4/23/2018
	29,450	(5)	29,450		—	$25.0550	4/23/2018
	30,000	(5)	90,000	(5)	—	$20.0400	1/28/2019
			6,800		—	$25.2250	1/27/2020
			62,200	(5)	—	$25.2250	1/27/2020

(1)
The vesting schedule for the unexercisable stock options for each NEO is as follows:

  Mr. Hoover—Upon attainment of age 65, the outstanding unvested options became fully vested.

  Mr. Morrison—1,582 and 4,418 vest in one remaining tranch on April 25, 2011; and 9,000 vests over two remaining tranches on April 23, 2011, and April 23, 2012; and 23,700 and 2,550 vest over three remaining tranches on January 28, 2011, January 28, 2012, and January 28, 2013; and 32,200 and 6,800 vest at 25 percent per year on January 27, 2011, January 27, 2012, January 27, 2013, and January 27, 2014.

  Mr. Hayes—13,134 and 1,866 vest in one remaining tranch on April 25, 2011; and 41,500 vests over two remaining tranches on April 23, 2011, and April 23, 2012; and 137,250 and 1,500 vests over three remaining tranches on January 28, 2011, January 28, 2012, and January 28, 2013; and 207,200 and 6,800 vest at 25 percent per year on January 27, 2011, January 27, 2012, January 27, 2013, and January 27, 2014.

  Mr. Seabrook—16,250 and 2,000 vest in one remaining tranch on April 25, 2011; and 31,450 and 550 vest over two remaining tranches on April 23, 2011, and April 23, 2012; and 96,000 vests over three remaining tranches on January 28, 2011, January 28, 2012, and January 28, 2013; and 90,200 and 6,800 vest at 25 percent per year on January 27, 2011, January 27, 2012, January 27, 2013, and January 27, 2014.

  Mr. Westerlund—16,250 and 2,000 vest in one remaining tranch on April 25, 2011; and 29,450 and 550 vest over two remaining tranches on April 23, 2011, and April 23, 2012; and 90,000 vests over three remaining tranches on January 28, 2011, January 28, 2012, and January 28, 2013; and 62,000 and 6,800 vest at 25 percent per year on January 27, 2011, January 27, 2012, January 27, 2013, and January 27, 2014.

(2)
The vesting schedule for units not yet vested for each NEO is as follows:

  Mr. Morrison—1,800 on June 15, 2012, and 1,800 on June 15, 2013; and 2,400 on June 15, 2014.

  Mr. Hayes—4,000 on January 23 in years 2011 through 2013.

(3)
The market value of shares is based on $34.025, the closing price of Ball Corporation Common Stock on December 31, 2010.

(4)
The vesting date for the units not yet vested for each NEO is as follows:

  Mr. Hoover—135,500 on January 31, 2011, contingent on meeting the performance goal for the period ending December 31, 2010; and 112,000 on January 31, 2012, contingent on meeting the performance goal for the period ending December 31, 2011; and 93,000 on January 31, 2013, contingent on meeting the performance goal for the period ending December 31, 2012.

  Mr. Morrison—10,000 on January 31, 2011, contingent on meeting the performance goal for the period ending December 31, 2010; and 8,000 on January 31, 2012, contingent on meeting the performance goal for the period ending December 31, 2011; and 14,600 on January 31, 2013, contingent on meeting the performance goal for the period ending December 31, 2012.

  Mr. Hayes—52,000 on January 31, 2011, contingent on meeting the performance goal for the period ending December 31, 2010; and 42,000 on January 31, 2012, contingent on meeting the performance goal for the period ending December 31, 2011; and 58,000 on January 31, 2013, contingent on meeting the performance goal for the period ending December 31, 2012.

  Mr. Seabrook—40,000 on January 31, 2011, contingent on meeting the performance goal for the period ending December 31, 2010; and 29,000 on January 31, 2012, contingent on meeting the performance goal for the period ending December 31, 2011; and 27,000 on January 31, 2013, contingent on meeting the performance goal for the period ending December 31, 2012.

  Mr. Westerlund—36,000 on January 31, 2011, contingent on meeting the performance goal for the period ending December 31, 2010; and 26,000 on January 31, 2012, contingent on meeting the performance goal for the period ending December 31, 2011; and 25,000 on January 31, 2013, contingent on meeting the performance goal for the period ending December 31, 2012.

(5)
Represents a grant of stock-settled stock appreciation rights.

OPTION EXERCISES AND STOCK VESTED IN 2010

        The following table summarizes for each NEO the options exercised and the stock awards vested during 2010. The options that were exercised by each NEO were granted in prior years and became exercisable pursuant to a prescribed vesting schedule. The value realized on exercise reflects the appreciation in the stock price from the option base price on grant date to the exercise date and is reported on a before-tax basis. The shares acquired upon vesting for each NEO were for restricted stock/units granted in prior years that vested pursuant to a prescribed vesting schedule. The value realized reflects the closing stock price on the vesting date and is also reported on a before-tax basis. NEOs can defer the receipt of units of certain awards into the Ball Corporation 2005 Deferred Compensation Company Stock Plan, pursuant to which distributions may take place no earlier than the participant's separation from service. Information regarding the 2005 Deferred Compensation Company Stock Plan is provided in the "Non-Qualified Deferred Compensation" section that follows. Footnotes are provided to detail circumstances when amounts realized upon vesting were deferred. The value realized on vesting also includes the vested value of dividend equivalents paid during 2010 on outstanding restricted stock or restricted stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(1)(2)(3)

R. David Hoover	613,522	$14,516,802	124,000	$3,435,000
Scott C. Morrison	10,000	$241,938	9,400	$248,941
John A. Hayes	40,000	$701,472	37,500	$1,034,980
Raymond J. Seabrook	200,000	$4,645,383	35,000	$918,605
David A. Westerlund	135,000	$3,152,862	35,000	$916,805
(1)
Value realized on vesting is based on the closing stock price on the day the restricted stock or restricted stock units vested.

(2)
Amounts deferred upon vesting of stock awards for each NEO is as follows:

  Mr. Hoover—Deferred until separation of service 24,000 of his vested restricted stock units, having a value of $816,600.

  Mr. Morrison—Deferred until separation of service 4,800 of his vested restricted stock units, having a value of $123,336.

  Mr. Hayes—Deferred until separation of service 26,400 of his vested restricted stock units, having a value of $672,012.

  Mr. Seabrook—Deferred until separation of service 26,400 of his vested restricted stock units, having a value of $672,012.

  Mr. Westerlund—Deferred until separation of service 8,000 of his vested restricted stock units, having a value of $211,320.

(3)
Value realized on vesting also includes the value of dividend equivalents vested and paid during 2010 on outstanding restricted stock or restricted stock units. Dividend equivalents paid are based on the number of outstanding shares or units on the record date at a dividend rate equal to that paid to the Corporation's common shareholders. Dividend equivalents paid during 2010 for each NEO is as follows:

  Mr. Hoover—$72,900

  Mr. Morrison—$7,360

  Mr. Hayes—$34,390

  Mr. Seabrook—$20,000

  Mr. Westerlund—$18,200

NON-QUALIFIED DEFERRED COMPENSATION

        The Corporation has three active deferred compensation plans to which eligible participants may make contributions. They are: (1) the 2005 Ball Corporation Deferred Compensation Plan, (2) the 2005 Ball Corporation Deferred Compensation Company Stock Plan, and (3) the 2005 Ball Corporation Deferred Compensation Plan for Directors. The three active plans provide for investment earnings and distributions and were implemented in 2005 in order to administer and operate the deferred compensation program in good faith compliance with Code Section 409A. Plans dated prior to 2005 are closed to participant contributions; however, they continue to provide for investment earnings and distributions. The CEO, CFO and the other NEOs are participants in the 2005 Deferred Compensation Plan and the 2005 Deferred Compensation Company Stock Plan and have balances in one or more of the prior plans. Below is a summary of the key elements of the three active plans:

  •
  2005 Deferred Compensation Plan—Eligible employee participants may defer payment of a portion or all of their annual incentive compensation to this plan. Participant elections to defer are made annually. The plan may also include the deferral of payments of other forms of a NEO's cash compensation, as mandated by the Committee, to the extent that such compensation would not be deductible in a given year as a result of the limitations of Code Section 162(m). Amounts deferred or credited are notionally "invested" among various investment funds available under this plan. A participant's balance is not actually invested in investment funds, but the return on the participant's balance is determined as if the amounts were invested in those funds. The menu of investment funds consists of 14 mutual fund-like investments that cover the standard asset classes of fixed rate, bonds, market index, large, mid and small caps, and international along with one real estate investment fund. The one-year annual rate of return of the funds ranged from 0.05 percent to 29.20 percent, and the three-year average annual rate of return of the funds ranged from a negative 8.18 percent to a positive 7.41 percent. The return on a participant's balance is dependent on the investment fund allocation selected by the participant. Distributions from this plan to participants are based on the payment schedule elected by the participant. Distributions may occur during service with the Corporation or commence at a defined point no sooner than six months following separation of service, in the form of either a lump sum and/or annual installments ranging between two and fifteen years.

  •
  2005 Deferred Compensation Company Stock Plan—Eligible employee participants may defer payment of a portion or all of their annual incentive compensation to this plan. Elections to defer the annual incentive compensation are made annually. Nonemployee members of the Corporation's Board may defer payment of a portion or all of their annual director fees to this plan. Elections to defer director fees are made annually. Under this plan, eligible employee participants and nonemployee members of the Board may also defer the issuance of restricted stock units at time of lapse. Elections to defer issuance of restricted stock units are made at or near the time of grant in compliance with the Code Section 409A provision for deferral election with respect to certain forfeitable rights. Amounts deferred or credited to this plan are represented in the participant's account as stock units, with each unit having the value equivalent to one share of Ball Corporation Common Stock. Additionally, amounts deferred into this plan receive a 20 percent Corporation match with a maximum match of $20,000 per year. The Committee determined that starting in 2007, pursuant to specified timing rules, participants may reallocate a prescribed percentage of units to other investment funds, comparable to those described in the 2005 Deferred Compensation Plan section above; however, at least 50 percent of the balance will remain in stock units until retirement. Dividend equivalents, applicable to any balance denominated in units, are credited to participant accounts as of each dividend payment date for the Corporation's Common Stock. Distributions from this plan are based on the payment schedule elected by the participant in the form of a lump sum and/or annual installments ranging between two and fifteen years; however, distributions may not commence until at least six months following separation of service.

  •
  2005 Deferred Compensation Plan for Directors—Nonemployee members of the Corporation's Board may defer payment of a portion or all of their annual director fees to this plan. Elections to defer director fees are made annually. Amounts deferred or credited are notionally "invested" among various investment funds available under the plan. A participant's balance is not actually invested in investment funds, but the return on the participant's balance is determined as if the amounts were invested in those funds. Distributions from this plan are based on the payment schedule elected by the participant in the form of a lump sum and/or annual installments ranging between two and fifteen years; however, distributions may not commence until separation of service from the Board.

        Participant distributions from any of the prior plans are based on the payment schedule elected by the participant, which could be in the form of a lump sum or annual installments ranging between two and fifteen years. The basis for investment earnings may vary by plan as follows:

  •
  2001 Deferred Compensation Plan—Provides for a return as if the balance is notionally invested in investment funds available under this plan, which is the same as that described above for the 2005 Deferred Compensation Plan.

  •
  2000 Deferred Compensation Company Stock Plan—Balance is represented in the form of stock units, with each unit having a value equivalent to one share of Ball Corporation Common Stock. Dividend equivalents are credited to the account as of each dividend payment date for the Corporation's Common Stock.

  •
  2002 Deferred Compensation Plan for Directors—Provides for a return as if the balance is notionally invested in investment funds available under this plan, which is the same as that described above for the 2005 Deferred Compensation Plan for Directors.

  •
  1989 Deferred Compensation Plan—Provides for an annual return equal to the average composite yield on Moody's Seasoned Corporate Bond Index for the 12 months ending October 31.

  •
  1988 Deferred Compensation Plan—Provides for an annual return equal to the average composite yield on Moody's Seasoned Corporate Bond Index for the 12 months ending October 31 plus 5 percentage points or a fixed rate as set by the Corporation at 9 percent.

  •
  1986 Deferred Compensation Plan—Provides for an annual return equal to the average composite yield on Moody's Seasoned Corporate Bond Index for the 12 months ending October 31 plus 5 percentage points.

  •
  1986 Deferred Compensation Plan for Directors—Provides for an annual return equal to the average composite yield on Moody's Seasoned Corporate Bond Index for the 12 months ending October 31 plus 5 percentage points.

  •
  Ball-InCon Deferred Compensation Plan—Depending on the time of the initial deferral, the plan provides for an annual return equal to the average composite yield on Moody's Seasoned Corporate Bond Index for the 12 months ending October 31 or the Moody's rate plus 5 percentage points.

        The table below provides information related to the Corporation's deferred compensation plans. The Aggregate Balance at Last FYE represents compensation earned, deferred and accumulated by the NEOs over many years and does not represent current year compensation.

Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

R. David Hoover	$816,600	$20,000	$9,243,627	$—	$54,778,552
Scott C. Morrison	$198,796	$20,000	$790,153	$—	$3,664,320
John A. Hayes	$935,736	$20,000	$1,448,193	$—	$6,549,713
Raymond J. Seabrook	$772,012	$20,000	$2,604,846	$—	$12,926,111
David A. Westerlund	$211,320	$20,000	$2,594,152	$—	$13,228,270

        The following footnote quantifies, as required, the extent to which the amounts reported in the Contributions and Earnings columns above are reported as compensation in the Summary Compensation Table in fiscal year 2010 and the amounts reported in the Aggregate Balance column above have been reported in the Summary Compensation Table in all years since 2006. Please note that the aggregate balance also includes amounts earned and reported as compensation in years prior to 2006. The footnote also includes the earnings measures for amounts reported in the Aggregate Earnings column.

  Mr. Hoover—$20,000 of the Registrant Contributions and $147,653 of the Aggregate Earnings are reported as compensation in the Summary Compensation Table for fiscal year 2010 and $2,957,851 of the Aggregate Balance has been reported as compensation in the Summary Compensation Table since 2006. The Aggregate Earnings amount reflects $2,587,745 from earnings credited on cash accounts comprised of $238,830 based on Moody's rate plus 5 percentage points, $143,781 based on a 9 percent fixed rate and $2,205,133 based on notional investment in investment funds, plus $6,655,882 based on an increase in value and dividend equivalents on equity accounts.

  Mr. Morrison—$20,000 of the Registrant Contributions are reported as compensation in the Summary Compensation Table for fiscal year 2010. The Aggregate Earnings amount reflects $82,532 from earnings credited on cash accounts comprised of notional investment in investment funds, plus $707,621 based on an increase in value and dividend equivalents on equity accounts.

  Mr. Hayes—$20,000 of the Registrant Contributions and $3,679 of the Aggregate Earnings are reported as compensation in the Summary Compensation Table for fiscal year 2010 and $1,109,118 of the Aggregate Balance was reported as compensation in the Summary Compensation Table since 2006. The Aggregate Earnings amount reflects $167,618 from earnings credited on cash accounts comprised of $5,950 based on Moody's rate plus 5 percentage points and $161,668 based on notional investment in investment funds, plus $1,280,575 based on an increase in value and dividend equivalents on equity accounts.

  Mr. Seabrook—$20,000 of the Registrant Contributions and $82,135 of the Aggregate Earnings are reported as compensation in the Summary Compensation Table for fiscal year 2010; and $1,576,593 of the Aggregate Balance has been reported as compensation in the Summary Compensation Table since 2006. The Aggregate Earnings amount reflects $310,624 from earnings credited on cash accounts comprised of $129,213 based on Moody's rate plus 5 percentage points, $8,246 based on Moody's rate and $173,165 based on notional investment in investment funds, plus $2,294,222 based on an increase in value and dividend equivalents on equity accounts.

  Mr. Westerlund—$20,000 of the Registrant Contributions and $77,838 of the Aggregate Earnings are reported as compensation in the Summary Compensation Table for fiscal year 2010; and $1,094,741 of the Aggregate Balance has been reported as compensation in the Summary Compensation Table since 2006. The Aggregate Earnings amount reflects $576,744 from earnings credited on cash accounts comprised of $125,904 based on Moody's rate plus 5 percentage points, $4,981 based on Moody's rate and $445,859 based on notional investment in investment funds and $2,017,408 based on an increase in value and dividend equivalents on equity accounts.

 PENSION BENEFITS

        Retirement benefits are provided to the NEOs under a qualified salaried defined benefit pension plan and a non-qualified Supplemental Executive Retirement Plan ("SERP"). The 2010 Pension Benefits Table on page 42 shows each NEO's number of years of credited service, present value of accumulated benefits and payments during fiscal year 2010 for the qualified plan and the SERP. The present value of the accumulated benefit is the December 31, 2010, value of the annual benefit that was earned as of December 31, 2010.

        The Corporation offers two qualified salaried defined benefit pension plans in the U.S. that provide the same benefits. One plan covers its Aerospace subsidiary's salaried employees and the other covers all other U.S. salaried employees. The NEOs are covered under the latter. The qualified plans were designed to provide tax-qualified pension benefits that are generally available to all U.S. salaried employees. Effective January 1, 2007, the Corporation changed the formula by which the accrued pension benefit under the plans is determined. Prior to January 1, 2007, the accrued pension benefit expressed as a monthly annuity payable at age 65 was based on final average salary, covered compensation and years of service. After January 1, 2007, the accrued pension benefit is a monthly annuity that is equivalent to a lump sum payable when the participant reaches age 65 calculated on base salary each year, the Social Security Wage Base and a multiple based on years of service. Payments of accrued benefits earned may be in the form of an annuity, lump sum or a combination of both, depending on the election of the participant at retirement. The Corporation also sponsors a non-qualified SERP. The SERP mirrors the pension plans and is designed to replace the benefits that would have been provided under the pension plans if they were not subject to IRS-imposed limits. Under the Code, the maximum permissible benefit from the qualified plans for retirement in 2010 is $195,000 and annual compensation exceeding $245,000 in 2010 cannot be considered in computing the maximum permissible benefit under the plans.

Terms for Accrued Benefits Prior to January 1, 2007

        The monthly accrued benefit for benefits earned prior to January 1, 2007, was determined according to the following formula:

  •
  1 percent times Final Monthly Average Salary plus 0.5 percent times Final Monthly Average Salary in excess of Covered Compensation times Benefit Service through December 31, 2006, up to a maximum of 35 years, where

  •
  Salary is defined to be a NEO's monthly base salary excluding bonus and incentive compensation.

        Final Monthly Average Salary is calculated based on the highest average for any 60 consecutive months out of the last 120 months, through December 31, 2006.

        Covered Compensation is an average of the Social Security Wage Base in effect during a NEO's career. The Social Security Wage Base is the maximum monthly amount of income on which FICA taxes are due. The years included in the average are the 35 years ending in the year the NEO is eligible for an unreduced social security benefit. This portion of the benefit formula accounts for the fact that social security does not cover earnings over a certain level.

        Benefit Service is a NEO's service as a salaried employee with the Corporation plus any service with a predecessor plan as appropriate. Participants are 100 percent vested in their benefit at the time they are credited with five or more years of service with the Corporation.

        Normal retirement age under the plan is 65 with a minimum of five years of benefit service, but a participant may elect to receive payment upon termination or at any time after reaching age 55. Benefits paid before age 65 are subject to reduction based on the age and service at termination. Participants who terminate employment after age 55 with at least 10 years of vesting service will receive a reduction of benefit equal to 4 percent for each year that benefit commencement age precedes age 65 but is greater than age 60, and a 6 percent reduction for each year that benefit commencement age precedes age 60. Benefits for participants not meeting these requirements are reduced for payment prior to age 65 on an actuarial equivalent basis.

Terms for Accrued Benefits Beginning January 1, 2007

        The monthly annuity, which is the equivalent of a lump sum benefit payable at age 65, is based on a percentage of the participant's base pay each year as follows:

If, at the beginning of the year, benefit service is:	Annual lump sum benefit accrued and payable at age 65

0 to 9 full years of benefit service	11.5 percent of base pay + 5 percent of base pay over 50 percent of SSWB(1)
10 to 19 full years of benefit service	13.0 percent of base pay + 5 percent of base pay over 50 percent of SSWB(1)
20 or more full years of benefit service	15.0 percent of base pay + 5 percent of base pay over 50 percent of SSWB(1)
(1)
"SSWB" is the Social Security Wage Base, which is the maximum earnings on which the participant pays FICA tax each year. This portion of the pension formula accounts for the fact that social security does not cover earnings over a certain level.

        Base pay is the NEO's base salary during the calendar year excluding incentive compensation, severance pay or vacation payouts.

        Upon termination or retirement, the vested pension benefit accrued beginning January 1, 2007, may be paid to the participant in either a lump sum or annuity. If the benefit is paid prior to age 65, the benefit will be reduced 5 percent compounded annually for each year the payment is made before such age.

Terms for SERP Accrued Benefits

        Since the SERP mirrors the qualified pension plan, the formulas for deriving the SERP accrued benefits are the same as those described above for the pension plans; however, the amount of retirement benefit the participants receive is equal to the difference between the benefit calculated without IRS limits and the benefits calculated using the IRS limits. Effective January 1, 2007, the SERP was amended by the Committee to provide participants with benefits accrued as of December 31, 2006, a one-time option to elect the form of payment under which the participant will receive benefits in the future. The payment options available consist of various annuities and a lump sum. For all SERP benefits accrued beginning January 1, 2007, participants will receive benefits only in the form of a lump sum. In accordance with Code Section 409A, payments from the SERP will commence six months after termination of employment. The SERP was also amended to provide that when determining lump sum payments, the SERP would use the same assumptions that exist in the salaried retirement plans except that the interest rate used shall be equal to four-fifths of the interest rate used to determine lump sum benefits under those salaried retirement plans in recognition that payments from the SERP cannot be rolled to a tax-deferred account such as an IRA.

Present Value Assumptions

        The Present Value of Accumulated Benefit reported in the table below is based on the following assumptions, which are consistent with those used for the Corporation's Consolidated Financial Statements for fiscal year ending December 31, 2010:

Discount Rate	5.5 Percent
Mortality	RP-2000 Mortality Table
Preretirement Decrements	None
Form of Pension Payment	Life Only Annuity—50 Percent Lump Sum—50 Percent

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

R. David Hoover	Qualified	40.5	$1,272,048	$—
	SERP	40.5	$5,112,851	$—
Scott C. Morrison	Qualified	10.3	$133,348	$—
	SERP	10.3	$16,676	$—
John A. Hayes	Qualified	11.9	$130,186	$—
	SERP	11.9	$104,748	$—
Raymond J. Seabrook	Qualified	18.2	$452,163	$—
	SERP	18.2	$162,368	$—
David A. Westerlund	Qualified	35.3	$845,889	$—
	SERP	35.3	$581,501	$—

OTHER POTENTIAL POST-TERMINATION EMPLOYMENT BENEFITS

        This section provides information related to the potential post-termination employment benefits that could be payable or due to the CEO, and other NEOs under various termination scenarios. Such potential benefits payable or due may result from the Corporation's obligation to the executive under (1) any existing compensation and benefit plan, policy, practice or program of the Corporation that is generally available to all participants, or (2) under any agreement specifically entered into by the Corporation and the executive.

        In general, the compensation and benefit elements provided to employees, including the CEO, and other NEOs, are governed by provisions, terms or procedures of plan documents, policies and practices that define the rights of and the obligations due to the participant in the case of termination of employment. These provisions, terms or procedures apply to all employees, including the CEO, and other NEOs receiving such compensation or benefit. Such compensation and benefit elements would include annual incentive compensation, long-term cash incentives, long-term equity incentives, retirement benefits and deferred compensation.

        Ball has entered into certain severance benefit and change in control agreements with the CEO, and other NEOs which contain provisions that require Ball to provide post-termination payments or benefits to each in the event of termination of employment without cause or termination following a change in control of the Corporation. The Corporation does not have employment agreements with any of these executives. The respective agreements with the NEOs contain customary non-compete provisions, non-solicitation provisions, non-disparagement provisions and confidentiality covenants, and were amended and restated in 2008 to conform with the Code Section 409A final regulations.

        The key provisions, terms or procedures that would apply to the CEO, and other NEOs for the various compensation and benefit elements under various termination scenarios are provided in the table below. It is followed by another table containing an estimate of the compensation payable or the value of compensation elements due to the CEO, and other NEOs under the various termination scenarios assuming termination was effective at the end of the fiscal year 2010.

Post-Termination Employment Benefits Summary

Component	Voluntary or Termination for Cause	Death	Disability	Termination Without Cause	Termination Following a Change in Control

Cash Severance	• No additional benefits received.	• No additional benefits received.	• No additional benefits received.	• CEO—2 times base salary plus target annual incentive. • All Other NEOs—1.5 times base salary plus target annual incentive. • Form of payment to all NEOs is a lump sum.	• All NEOs—2 times base salary plus target annual incentive, which is paid in a lump sum.

Treatment of Annual Incentives	• If terminated mid-performance cycle, NEOs age 55 or above receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	• If death occurs mid-performance cycle, NEOs' beneficiaries receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	• If disability occurs mid-performance cycle, NEOs receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	• If terminated mid-performance cycle, NEOs receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	• If terminated mid-performance cycle, NEOs receive a prorated portion of the target award.

Treatment of Long-Term Cash Incentives	• If terminated mid-performance cycle, NEOs age 55 or above receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	• If death occurs mid-performance cycle, NEOs' beneficiaries receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	• If disability occurs mid-performance cycle, NEOs receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.	• If terminated mid-performance cycle, NEOs age 55 or above receive a prorated portion of the award at the end of the performance cycle contingent on meeting the performance goal.

•       LTCIP—NEOs receive a lump sum payment based on the performance at the end of the calendar year immediately preceding the change in control.

•       Special Acquisition—NEOs receive a prorated portion of the target award.

Treatment of Restricted Stock/Deposit Shares

•       Restricted Stock/ Units—All unvested stock/units are forfeited.

•       Deposit Shares—NEOs age 55 or above receive a prorated portion of unvested stock/ units. All other NEOs forfeit unvested stock/ units.

		• Restricted Stock/ Units—All unvested stock/ units vest. • Deposit Shares—All unvested stock/ units vest.	• Restricted Stock/ Units—All unvested stock/ units vest. • Deposit Shares—All unvested stock/ units vest.

•       Restricted Stock/ Units—All unvested stock/ units are forfeited.

•       Deposit Shares—NEOs age 55 or above receive a prorated portion of unvested stock/ units. All other NEOs forfeit unvested stock/ units.

• Restricted Stock/ Units—All unvested stock/ units vest. • Deposit Shares—All unvested stock/ units vest.

Post-Termination Employment Benefits Summary—Continued

Component	Voluntary or Termination for Cause	Death	Disability	Termination Without Cause	Termination Following a Change in Control

Treatment of Performance Contingent Restricted Stock Units

•       For NEOs age 55 or above with 15 years of service or age 60 or above with 10 years of service and who have signed a non- compete agreement, unvested units will cliff vest on the vest date if the performance measure is achieved. For all other NEOs, the unvested units are forfeited.

		• All unvested units vest.	• All unvested units vest.

•       For NEOs age 55 or above with 15 years of service or age 60 or above with 10 years of service and who have signed a non- compete agreement, unvested units will cliff vest on the vest date if the performance measure is achieved. For all other NEOs, the unvested units are forfeited.

• All unvested units vest.

Treatment of Stock Options

•       Stock Options Granted Prior to 2007—Unvested shares are forfeited. For NEOs age 55 or above, options remain exercisable for a maximum of 2 years (90 days for incentive stock options). For all other NEOs, the options remain exercisable for 30 days.

•       Stock Options Granted in 2007 or After—For NEOs age 55 or above with 15 years of service or age 60 or above with 10 years of service and who have signed a non- compete agreement, unvested options will continue to vest under the normal schedule and options will remain exercisable for a maximum of 5 years (90 days for incentive stock options). For all other NEOs, the same provisions as those described above for grants made prior to 2007 are applicable.

		• Stock Options—All options vest.	• Stock Options—Shares continue to vest pursuant to the original vesting schedule.

•       Stock Options Granted Prior to 2007—Unvested shares are forfeited. For NEOs age 55 or above, options remain exercisable for a maximum of 2 years (90 days for incentive stock options). For all other NEOs, the options remain exercisable for 30 days.

•       Stock Options Granted in 2007 or After—For NEOs age 55 or above with 15 years of service or age 60 or above with 10 years of service and who have signed a non- compete agreement, unvested options will continue to vest under the normal schedule and options will remain exercisable for a maximum of 5 years (90 days for incentive stock options). For all other NEOs, the same provisions as those described above for grants made prior to 2007 are applicable.

•       Stock Options—All options vest and in lieu of Common Stock issuable upon exercise, the NEOs are paid a lump sum amount equal to the number of outstanding shares underlying the options times the excess of the closing stock price on the date of termination over the exercise price.

Post-Termination Employment Benefits Summary—Continued

Component	Voluntary or Termination for Cause	Death	Disability	Termination Without Cause	Termination Following a Change in Control

Retirement Benefits	• No additional benefits received.	• No additional benefits received.	• No additional benefits received.	• CEO—Paid a lump sum amount equal to an additional 2 years of service credited. • All Other NEOs—Paid a lump sum amount equal to an additional 1.5 years of service credited.	• All NEOs—Paid a lump sum amount equal to an additional 2 years of service credited.

Health and Welfare Benefits	• No additional benefits received.	• No additional benefits received.	• Continue for period of disability.	• CEO—Continued for 2 years. • All Other NEOs—Continued for 1.5 years.	• All NEOs—Continued for 2 years.

Other Benefits	• Financial planning services valued at $10,000 per year for 2 years.	• No additional benefits received.	• No additional benefits received. • Long-term disability payment of up to $15,000 per month.	• Outplacement benefits valued at $20,000. • Financial planning services valued at $10,000 per year for 2 years.	• Outplacement benefits valued at $20,000. • Payment for excise taxes incurred as a result of Code Section 280G excess payments, if applicable.

        A termination without cause will be triggered if the NEO is terminated in either an Actual Termination not for cause or a Constructive Termination. An Actual Termination is any termination by the Corporation for reasons other than death or disability or for cause or by the executive for reasons other than Constructive Termination. A Constructive Termination means, in general terms, any significant reduction in duties, compensation or benefits or change of office location from those in effect immediately prior to the change in control, unless agreed to by the executive.

        Payments associated with a termination following a change in control will be triggered if both of the following two events occur:

1.
A change in control occurs. A "change in control" can occur by virtue, in general terms, of an acquisition by any person of 30 percent or more of the Corporation's voting shares, a merger in which the shareholders of the Corporation before the merger own 50 percent or less of the Corporation's voting shares after the merger, shareholder approval of a plan of liquidation or a plan to sell or dispose of substantially all of the assets of the Corporation, and if, during any two-year period, directors at the beginning of the period fail to constitute a majority of the Board.

2.
The executive is terminated in either an Actual Termination or a Constructive Termination not for cause.

        With respect to change in control agreements executed prior to 2010, in the event benefits are paid because of a change in control and such benefits are subject to Code Section 280G, the Corporation would reimburse the executive for such excise taxes paid, together with taxes incurred as a result of such reimbursement. Beginning in 2010, all newly executed change in control agreements will not include excise tax reimbursement.

        The table below represents the amounts potentially payable to the NEOs under various termination scenarios. The values assume termination on December 31, 2010, with stock awards and unexercisable stock options benefit values based on the Corporation's December 31, 2010, stock price of $34.025.

Estimated Post-Termination Employment Benefits Table

Name	Voluntary or for Cause	Death	Disability	Without Cause	Change in Control
R. David Hoover
Cash Severance	$—	$—	$—	$4,851,000	$4,851,000
Long-Term Cash Incentive	$1,044,678	$1,044,678	$1,044,678	$1,044,678	$1,850,007
Outstanding Stock Awards	$—	$—	$—	$—	$—
Outstanding Performance Awards	$6,975,125	$6,975,125	$6,975,125	$6,975,125	$6,975,125
Unexercisable Stock Options	$—	$—	$—	$—	$—
Retirement Benefits	$—	$—	$—	$491,138	$491,138
Health & Welfare	$—	$—	$—	$18,601	$24,045
Perquisites	$20,000	$—	$—	$40,000	$20,000

Total	$8,039,803	$8,019,803	$8,019,803	$13,420,542	$14,211,315

Scott C. Morrison
Cash Severance	$—	$—	$—	$960,000	$1,280,000
Long-Term Cash Incentive	$—	$164,191	$164,191	$—	$276,174
Outstanding Stock Awards	$—	$204,150	$204,150	$—	$204,150
Outstanding Performance Awards	$—	$768,965	$768,965	$—	$768,965
Unexercisable Stock Options	$—	$847,226	$847,226	$—	$847,226
Retirement Benefits	$—	$—	$—	$51,215	$72,139
Health & Welfare	$—	$—	$—	$33,334	$36,904
Perquisites	$20,000	$—	$—	$40,000	$20,000

Total	$20,000	$1,984,532	$1,984,532	$1,084,549	$3,505,558

John A. Hayes
Cash Severance	$—	$—	$—	$2,537,500	$2,537,500
Long-Term Cash Incentive	$—	$415,332	$415,332	$—	$716,509
Outstanding Stock Awards	$—	$408,300	$408,300	$—	$408,300
Outstanding Performance Awards	$—	$3,402,500	$3,402,500	$—	$3,402,500
Unexercisable Stock Options	$—	$4,336,349	$4,336,349	$—	$4,336,349
Retirement Benefits	$—	$—	$—	$84,055	$117,414
Health & Welfare	$—	$—	$—	$16,861	$26,320
Perquisites	$20,000	$—	$—	$40,000	$20,000

Total	$20,000	$8,562,481	$8,562,481	$2,678,416	$11,564,892

Raymond J. Seabrook
Cash Severance	$—	$—	$—	$1,530,000	$2,040,000
Long-Term Cash Incentive	$283,039	$283,039	$283,039	$283,039	$483,884
Outstanding Stock Awards	$—	$—	$—	$—	$—
Outstanding Performance Awards	$1,905,400	$1,905,400	$1,905,400	$1,905,400	$1,905,400
Unexercisable Stock Options	$2,654,111	$2,654,111	$2,654,111	$2,654,111	$2,654,111
Retirement Benefits	$—	$—	$—	$137,826	$192,619
Health & Welfare	$—	$—	$—	$24,818	$38,803
Perquisites	$20,000	$—	$—	$40,000	$20,000

Total	$4,862,550	$4,842,550	$4,842,550	$6,575,194	$7,334,817

David A. Westerlund
Cash Severance	$—	$—	$—	$1,161,525	$1,548,700
Long-Term Cash Incentive	$222,047	$222,047	$222,047	$222,047	$382,707
Outstanding Stock Awards	$—	$—	$—	$—	$—
Outstanding Performance Awards	$1,735,275	$1,735,275	$1,735,275	$1,735,275	$1,735,275
Unexercisable Stock Options	$2,305,861	$2,305,861	$2,305,861	$2,305,861	$2,305,861
Retirement Benefits	$—	$—	$—	$116,430	$163,330
Health & Welfare	$—	$—	$—	$13,790	$24,045
Perquisites	$20,000	$—	$—	$40,000	$20,000

Total	$4,283,183	$4,263,183	$4,263,183	$5,594,928	$6,179,918

 DIRECTOR COMPENSATION

        The table set forth below summarizes the 2010 compensation paid to each of the Corporation's nonemployee directors. Effective January 1, 2009, the director compensation program consists of a $70,000 annual fixed cash retainer, a $15,000 target annual incentive cash retainer, an annual restricted stock award valued at $100,000 and an $8,000 annual committee chair cash retainer. The annual incentive retainer is subject to the Corporation's performance under the same performance measures as the Annual Incentive Compensation Plan, which is based on economic value added principles. The actual amount paid may range from $0 to $30,000. Additionally, a newly elected director will be awarded a one-time grant of 3,000 restricted stock units upon joining the Board and an annual restricted stock award valued at $100,000 at the time of the Corporation's Annual Meeting. Nonemployee directors may defer payment of all or a portion of their annual fixed, incentive and committee chair retainers to the 2005 Ball Corporation Deferred Compensation Plan for Directors or the 2005 Ball Corporation Deferred Compensation Company Stock Plan. Elections to defer the retainers are made annually. Details regarding the material terms of the plans are provided in the "Non-Qualified Deferred Compensation" section on page 37. The table sets out the cash compensation earned for 2010, with any other compensation payments as noted below. The Corporation has established a 10,000 share stock ownership guideline for each nonemployee director.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)

Robert W. Alspaugh	$70,000	$100,010	$—	$30,000	$—	$23,860	$223,870
Hanno C. Fiedler	$70,000	$100,010	$—	$30,000	$—	$33,905	$233,915
John F. Lehman	$78,000	$100,010	$—	$30,000	$—	$23,960	$231,970
Georgia R. Nelson	$78,000	$100,010	$—	$30,000	$—	$18,960	$226,970
Jan Nicholson	$78,000	$100,010	$—	$30,000	$—	$—	$208,010
George M. Smart	$70,000	$100,010	$—	$30,000	$—	$8,360	$208,370
Theodore M. Solso	$70,000	$100,010	$—	$30,000	$—	$17,360	$217,370
Stuart A. Taylor II	$78,000	$100,010	$—	$30,000	$—	$18,960	$226,970
Erik H. van der Kaay	$70,000	$100,010	$—	$30,000	$—	$20,000	$220,010
(1)
Values represent fees for annual fixed retainer meetings and chair fees under the nonemployee director compensation program. All nonemployee directors except Messrs. Fiedler and Smart, and Ms. Nicholson deferred payment of their cash fees to the 2005 Deferred Compensation Plan for Directors or the 2005 Deferred Compensation Company Stock Plan. Mr. van der Kaay deferred $35,000 of the annual fixed retainer payment.

(2)
Reflects the fair value of restricted stock awards granted in 2010, calculated in accordance with FASB ASC Topic 718.

(3)
Values represent the annual incentive retainer achieved for 2010, which was paid in February 2011, based on a performance factor of 200 percent applied to the $15,000 target for all nonemployee directors. All nonemployee directors except for Messrs. Fiedler and Smart, and Ms. Nicholson deferred payment of their 2010 annual incentive retainer in February 2011 to the 2005 Deferred Compensation Company Stock Plan.

(4)
The value for all directors except for Mr. Fiedler reflects company contributions for the 20 percent company match up to a maximum of $20,000 available under the 2005 Deferred Compensation Company Stock Plan as described in the CD&A and narrative accompanying the Deferred Compensation Table. The values for Messrs. Alspaugh, Lehman and Smart also include a $6,500, $5,000 and $5,000 company match, respectively, of donations made pursuant to the Corporation's Matching Gift Programs. The value of $33,905 for Mr. Fiedler reflects payments made to Mr. Fiedler for serving as chair of the Supervisory Board of Ball Packaging Europe GmbH. The amount was originally paid in euros and has been converted to dollars based on a conversion rate of 1.33 dollars/euros as of December 31, 2010.

Additional Footnote Information:

(a)
The following represents the total value of plan-based awards granted to nonemployee directors during 2010:

  All nonemployee directors received an annual restricted stock award of 3,652, using the closing price of Ball Common Stock on April 28, 2010, at $27.385 per unit resulting in a total award value of $100,010 for each director.

(b)
The aggregate number of outstanding stock awards and stock options for each nonemployee director as of December 31, 2010, are as follows:

  Mr. Alspaugh—Stock awards of 18,336

  Mr. Fiedler—Stock awards of 17,024; stock options of 20,000

  Mr. Lehman—Stock awards of 111,366; stock options of 16,000

  Ms. Nelson—Stock awards of 22,336

  Ms. Nicholson—Stock awards of 91,630; stock options of 16,000

  Mr. Smart—Stock awards of 38,170

  Mr. Solso—Stock awards of 45,182; stock options of 16,000

  Mr. Taylor—Stock awards of 65,014; stock options of 16,000

  Mr. van der Kaay—Stock awards of 35,602

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Corporation's Board consists of nonemployee directors who are independent under the NYSE Listing Standards and SEC rules.

        Management is responsible for the Corporation's (1) accounting policies, (2) the system of internal accounting controls over financial reporting, (3) disclosure controls and procedures, (4) the performance of PricewaterhouseCoopers LLP, the independent auditor, (5) the Internal Audit Department and (6) compliance with laws and regulations and applicable ethical business standards. The independent auditor is responsible for performing an audit of the Corporation's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB") and issuing a report thereon as well as issuing an opinion on the effectiveness of the Corporation's internal control over financial reporting.

        The Committee's responsibility is to monitor and oversee the internal controls over financial reporting and disclosure controls and procedures and to engage and evaluate the independent auditor. Management has represented to the Committee that the financial statements for the Corporation for the year ended December 31, 2010, were prepared in accordance with generally accepted accounting principles of the U.S., and the Committee has reviewed and discussed those financial statements with management and the independent auditor. The Committee has also discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards, as amended, the PCAOB Auditing Standards and the NYSE Listing Standards.

        The Corporation's independent auditor provided to the Committee on a quarterly basis the written disclosures and letter required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence. The Committee has discussed with the independent auditor that firm's independence and that firm's internal quality control procedures, peer reviews and the investigations or inquiries by governmental or professional authorities disclosed by the independent auditor.

        Based upon the Committee's review and discussion with management and the independent auditor, the representations of management and the disclosures and letter of the independent auditor (as required by PCAOB Rule 3526), the Committee recommended to the Board that the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K, including management's and the independent auditor's opinion of the Corporation's effectiveness of internal control over financial reporting as of December 31, 2010, be filed with the SEC.

        The foregoing report has been furnished by the following directors and members of the Audit Committee:

    Robert W. Alspaugh
    Jan Nicholson
    George M. Smart
    Theodore M. Solso
    Erik H. van der Kaay

VOTING ITEM 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

        As disclosed in this Proxy Statement, during 2010 PricewaterhouseCoopers LLP rendered audit and non-audit services to the Corporation. Representatives of PricewaterhouseCoopers LLP will be present at the 2011 Annual Meeting of Shareholders and will have an opportunity to make a statement, if desired, as well as to respond to appropriate questions.

        The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation's independent auditor for 2011.

 VOTING ITEM 3—ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

        We are asking our shareholders to provide advisory approval of the compensation of our named executive officers, as we have described it in the "Executive Compensation" section of this Proxy Statement, beginning on page 15. We are seeking this approval pursuant to the Securities Exchange Act of 1934, as amended. While this vote is advisory and is not binding on the Corporation, it will provide useful information to our management and our Human Resources Committee regarding our shareholders' views about our executive compensation philosophy, policies and practices, which the Committee will be able to consider when determining executive compensation for the balance of 2011 and beyond. Following is a summary of some of the key points for our 2010 executive compensation program. Please see the "Executive Compensation" section above for more information.

        Our executive compensation program has been designed to implement certain core compensation principles, including alignment of management's interests with our shareholders' interests to support long-term value creation and pay for performance. In the course of establishing the 2010 compensation program and awarding compensation, our management and our Human Resources Committee determined the use of performance-based incentives to motivate our named executive officers to achieve current and long-term business goals, after reviewing data and analyses regarding comparable market compensation. Management and the Committee received advice and counsel on the program from its independent executive compensation consultant, which provided no other services to the Corporation other than those provided directly to or on behalf of the Committee.

 Summary of 2010 Named Executive Officer Compensation

        Our named executive officers' 2010 compensation consisted primarily of the following components, which we refer to as "total direct annual compensation" and which includes base salary, annual economic value added incentive plan awards, acquisition-related special incentive plan, long-term cash incentive plan and awarded value of stock options and restricted stock units (in addition to the retirement, health and welfare plans and programs in which all of our full-time U.S. employees participate and limited perquisites).

Compensation Component	Key Features	Purpose	2010 Actions

Current Year	Annual Base Salary	Fixed element of pay based on an individual's primary duties and responsibilities.	Adjustments were minimal, except to reflect promotions. Competitive benchmarking applied.

	Annual Economic Value Added Incentive Compensation Plan	Rewards achievement of specified annual corporate and/or operating unit financial goals pursuant to economic value added principles.	Payments reflect excellent financial results achieved in 2010.

Long-Term Incentive—Cash	Acquisition-Related Special Incentive Plan	Promotes the successful integration of newly acquired businesses thereby enhancing financial returns and cash flow.	Payments reflect successful initial integration of four plants and associated business acquired in 2009.

	Long-Term Cash Incentive Plan	Promotes long-term creation of shareholder value in absolute terms (ROAIC) and relative terms (performance versus a group of companies in the S&P 500) and provide an executive retention incentive.	Payments reflect excellent ROAIC and stock performance over the three-year cycle ending December 31, 2010.

Long-Term Incentive—Equity	Stock Options and Stock-Settled Stock Appreciation Rights	Promotes executive share ownership and long-term corporate performance resulting in the creation of shareholder value.	Competitive benchmarking applied.

	Performance Contingent Restricted Stock Units	Promotes share ownership through the achievement of financial returns in excess of the Corporation's estimated weighted average cost of capital.	Competitive benchmarking applied.

	Deposit Shares	Promotes executive financial investment in the Corporation, promotes share ownership and provides long-term incentive for performance resulting in the creation of shareholder value.	Not awarded to NEOs in 2010, except to Mr. Morrison.

	Time Vested Restricted Stock/Restricted Stock Units	Promotes share ownership, provides a retention incentive and provides long-term incentive for the creation of shareholder value.	Not awarded to NEOs in 2010.

        We believe that our 2010 executive compensation program reflects best practices and was designed to balance risk and reward. We focus on pay for performance in establishing our executive compensation programs and setting the plans' performance metrics. With input from the independent compensation Consultant, our Human Resources Committee continued to apply competitive benchmarking (pay and performance) in 2010 relative to the unique structure and needs of the Corporation. Our program seeks to mitigate risks related to compensation and align management's interests with shareholders' interests in long-term value creation.

        Vote requested.    We believe that the information we have provided above and within the Executive Compensation section of this Proxy Statement demonstrates that our executive compensation program in respect of our NEOs was designed appropriately and is working to ensure that management's interests are aligned with our shareholders' interests to support long-term value creation. Accordingly, the Board of Directors recommends that shareholders approve the program by approving the following advisory resolution, the results of which will be counted and considered in accordance with the Indiana Business Corporation Law (with abstentions and broker nonvotes not being counted or considered):

        RESOLVED: That the shareholders of Ball Corporation hereby approve, on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the Ball Corporation 2011 Proxy Statement pursuant to Item 402 of Regulation S-K, which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of such Proxy Statement.

        The Board of Directors recommends a vote "FOR" the Advisory (Non-Binding) Vote Approving Executive Compensation.

 VOTING ITEM 4—ADVISORY (NON-BINDING) VOTE DETERMINING THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

        In addition to the advisory approval of our executive compensation program, we are also seeking a non-binding determination from our shareholders as to the frequency with which shareholders would have an opportunity to provide a non-binding advisory approval of our executive compensation program. We are providing shareholders the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, our Board recommends that our shareholders select a frequency of one year, or an annual vote, although we note that this say-on-frequency vote is not a vote to approve or disapprove that recommendation.

        We believe our executive compensation program is designed to support long-term value creation, and an annual vote will allow shareholders to more frequently assess our executive compensation program in relation to our long-term performance. As described in the Compensation Discussion and Analysis section above, one of the core principles of our executive compensation program is to ensure management's interests are aligned with our shareholders' interests to support long-term value creation. While we acknowledge that a biennial or triennial vote is consistent with our long-term focus on performance and executive equity incentives and would allocate investors' workload of reviewing proxies over a longer period, we believe that companies benefit from the rigor and discipline of having to annually submit their executive compensation to a shareholder vote, for the reasons outlined below.

        An annual vote will provide us with the regular input required to proactively respond to shareholders' sentiments and implement any necessary changes as soon as reasonably possible. We carefully review and evaluate appropriate changes to our program each year to maintain the consistency and credibility of the program which is important in motivating and retaining our employees. We therefore believe that an annual vote is an appropriate frequency to provide our management and Human Resources Committee the ability to regularly assess shareholders' input and to implement any appropriate changes to our executive compensation program.

        We will continue to engage with our shareholders regarding our executive compensation program during the period between shareholder votes. Engagement with our shareholders is a key component of our corporate governance. We seek and are open to input from our shareholders regarding Board and governance matters, as well as our executive compensation program, and believe we have been responsive to our shareholders. We believe this outreach to shareholders, and our shareholders' ability to contact us at any time to express specific views on executive compensation, hold us accountable to shareholders.

        Vote requested.    We therefore request that our shareholders select "One Year" when voting on the frequency of advisory votes on executive compensation. Although the advisory vote is non-binding, our Board will review the results of the vote in accordance with the Indiana Business Corporation Law and, consistent with our record of shareholder engagement, take them into account in making a determination concerning the frequency of advisory votes on executive compensation. Abstentions and broker nonvotes will not be counted or considered.

        The Board of Directors recommends shareholders select "One Year" on the proposal recommending the Frequency of Advisory Votes on Executive Compensation.

 VOTING ITEM 5—SHAREHOLDER PROPOSAL REGARDING APPROVAL OF RIGHTS PLAN

        Information regarding a shareholder proposal is set forth below. Ball Corporation disclaims any responsibility for this precatory proposal and statement of support, which is presented as received from the shareholder. The California State Teachers Retirement System, known as "CalSTRS," 100 Waterfront Place, MS-04, West Sacramento, California 95605-2807, which owns more than $2,000 in market value of the Company's Common Stock, has given notice that it intends to present for action the shareholder proposal at the Annual Meeting.

        The Board of Directors recommends that shareholders vote "AGAINST" this shareholder proposal.

 PROPOSAL

        RESOLVED: The shareholders of Ball Corporation request that our Board adopt a rule to redeem any current or future rights plan (Poison Pill) unless such plan or amendments to the plan are submitted to a shareholder vote, as a separate ballot item, within 12 months.

SUPPORTING STATEMENT

        While CalSTRS is not opposed to Ball Corp. having a poison pill, we recognize a poison pill could reduce management accountability in a manner that adversely affects shareholder value. Additionally, poison pills can also be used to entrench current management or to negotiate larger benefits for executives at the target firm as opposed to a larger premium for shareholders. Therefore, we believe it is a matter of good governance that any pill or modification to a pill be ratified by the shareholders of the company.

        The Corporate Library, a leading provider of independent governance analysis, has given Ball Corp. a D rating, lists Takeover Defenses as a "Very High Concern," and gives a Governance Risk Assessment of "High". The report states:

        "We are downgrading Ball Corp. from C to D due to increasing concerns regarding the board's responsiveness to shareholders as well as its compensation practices."

        Indeed the board has been unresponsive to shareholders as proposals requesting that directors take the necessary steps to declassify the board passed in 2008 and 2009 with no action by the board. A proposal for the 2010 annual meeting to declassify the board was excluded from the ballot because Indiana changed its corporate law and the Board did not opt out of the changes at that time. Additionally, this same proposal requesting that the board seek shareholder approval of poison pills received over 70 percent of votes cast at the company's 2010 annual meeting and the Board has failed to implement the proposal.

        The Council of Institutional Investors, an organization of over 140 public, union, and corporate pension funds whose assets exceed $3 trillion, has called for giving shareholders the right to vote on poison pills.

        Even if you believe that the current poison pill at Ball Corp. is appropriate now, it is still in your best interest to vote for this proposal to give you the opportunity to vote on any poison pill or amendments to the pill at Ball Corp. in the future.

        We urge you to vote for this proposal to give shareholders the right to vote on the current and any future poison pill.

 STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL

        Our Board adopted a shareholder rights plan after concluding that doing so was in the best interest of our shareholders. Most of Ball Corporation's directors are "independent" of management under New York Stock Exchange rules and their only loyalty is to the Corporation and its shareholders. After consideration of the shareholder proposal set out above, our Board remains of the belief that a shareholder rights plan is an important protection against takeover bids or threats that do not fairly value the Corporation, and that adoption of a shareholder rights plan is appropriately within the scope of the Board's responsibilities. Your Corporation has had a shareholder rights plan for over 20 years, and the proponent of this proposal has not cited any instance or example when it believed the rights plan was misused or has disadvantaged shareholders.

        Our Board adopted a shareholder rights plan to protect shareholders against unfair, coercive and abusive takeover tactics in connection with an unsolicited offer to acquire the Corporation. Our shareholder rights plan is not intended to prevent an acquisition on terms that are fair and equitable to all shareholders. A shareholder rights plan is consistent with good corporate governance principles requiring decisions involving a potential sale of the Corporation to involve the Board, which is in the best position to evaluate the merits of any bona fide acquisition proposal in accordance with its fiduciary duties to all shareholders. A shareholder rights plan forces the potential acquirer to negotiate directly with the Board, which enables the Board to represent all shareholders and enhances the Board's bargaining power to negotiate the best price possible if a decision is made to sell the Corporation. Therefore, the adoption of a shareholder rights plan is appropriate within the scope of the Board's responsibilities and is in the best interest of shareholders.

        Requiring shareholder approval of shareholder rights plans could impede the Board's ability to maximize shareholder value, particularly when time is of the essence and action must be taken quickly in response to an unfair takeover bid or threat. In responding to such an attempted takeover, particularly in the current economic environment, we believe that our shareholders are best served by our Board composed primarily of independent directors elected by the shareholders and having a fiduciary duty to those shareholders. Any limitation on the Board's flexibility to adopt and maintain a shareholder rights plan could prevent it from appropriately responding to a takeover attempt, which could jeopardize our ability to negotiate most effectively, protect shareholders' interests and maximize shareholder value.

        For these reasons, the Board of Directors recommends that shareholders vote "AGAINST" this shareholder proposal.

 VOTING ITEM 6—SHAREHOLDER PROPOSAL REGARDING
REINCORPORATION IN DELAWARE

        Information regarding a shareholder proposal is set forth below. Ball Corporation disclaims any responsibility for this precatory proposal and statement of support, which is presented as received from the shareholder. The American Federation of State, County and Municipal Employees Pension Plan, known as "AFSCME," 1625 L Street, N.W., Washington, D.C. 20036-5687, which owns 660 shares of Common Stock, has given notice that it intends to present for action the shareholder proposal at the Annual Meeting.

        The Board of Directors recommends that shareholders vote "AGAINST" this shareholder proposal.

        RESOLVED, that shareholders of Ball Corporation ("Ball") urge the board of directors to take the necessary steps (excluding those that may be taken only by shareholders) to change Ball's jurisdiction of incorporation from Indiana to Delaware.

SUPPORTING STATEMENT

        Ball is currently incorporated in Indiana. In our view, the Indiana Business Corporation Law ("IBCL") is less shareholder-friendly than Delaware's corporation code—especially following recent amendments to the former—and we believe that Delaware incorporation would benefit shareholders.

        First, the IBCL was amended in 2009 to require that publicly-held corporations incorporated in Indiana have a staggered or classified board, unless the board adopted a bylaw expressly opting out of this provision by the later of July 31, 2009 or 30 days after the company's securities were registered with the SEC. (Indiana Code ("IC") 23-1-33-6) Ball's board did not adopt a bylaw opting out of the new provision.

        The effect of this classification provision is not merely hypothetical. Ball used the fact of its Indiana incorporation to argue successfully that a shareholder proposal urging board declassification submitted for the 2010 proxy season by the California Public Employees Retirement System could be excluded from Ball's proxy statement on the ground that implementing the proposal would cause the company to violate state law. Delaware law, by contrast, has annual election of directors as the default rule, and allows companies to declassify their boards via a charter or bylaw amendment (depending on where classification is effected).

        The 2009 IBCL amendments also provide that a director will not be liable for any action or failure to act "regardless of the nature of the alleged breach of duty, including breaches of the duty of care, the duty of loyalty and the duty of good faith" unless the breach or failure constitutes willful misconduct or recklessness. (IC 23-1-35-1) According to a June 9, 2009 client memo by Baker & Daniels, an Indianapolis law firm, "[t]his change effectively blocks fiduciary duty concepts emerging from other jurisdictions, for example, Delaware's duty of good faith, from circumventing the provisions that exculpate directors of Indiana corporations from liability." (See
http://www.bakerdaniels.com/newsandevents/newsletters/detail.aspx?id=e 31f4d946a3d405489b0e29fe77a7892)

        Finally, Indiana Law's default rule is that only the board, and not shareholders, may amend a company's bylaws; shareholders can amend the bylaws only if the company's charter specifically provides for that right. (See IC 23-1-39-1) Ball's charter does not do so and as a result its shareholders cannot amend the bylaws. Section 109 of the Delaware General Corporation Law gives shareholders the right to amend the bylaws.

        In our view, Indiana's corporate law is moving in the wrong direction, toward greater director entrenchment and away from giving shareholders power over corporate ground rules. Accordingly, we urge shareholders to vote FOR this proposal.

STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL

        The Board has determined that the unnecessary burden and expense involved in reincorporation in Delaware, a state with which Ball has no historical or existing connection, outweighs any perceived benefits argued by the proponent. Additionally, reincorporation would require significant resources in order to review contracts, consider changes in taxes or fees that might result, obtain consents or provide notices to third parties, as well as other administrative efforts that may be required. The Board believes the Corporation's time and resources should remain focused on assisting Ball's management in its efforts to continue to create value for all shareholders.

        In addition, reincorporation in Delaware would require us to pay significantly increased state franchise taxes. We also note that, in recent years, the State of Delaware has increasingly attempted to tax the income of Delaware-incorporated corporations that is earned outside the state. This would put a significant burden on our Corporation, and one which does not exist in Indiana.

        The proposal suggests that Indiana's corporate law "is moving in the wrong direction" and cites three specific reasons for concern: a staggered board of directors, director liability issues and bylaw amendments. These points are discussed in each of the following three paragraphs.

        Although the default rule in Indiana is a staggered board (unless a corporation has opted out), prior to the enactment of this statutory rule in 2009, Ball's classified board was approved at our 1985 Annual Meeting of Shareholders by 82 percent of the shares entitled to vote. Additionally, the shareholders have the right to remove any director for cause pursuant to the Corporation's bylaws. Independent of any statutory requirements, the Board believes that the continuity and quality of leadership that has resulted from a classified board has helped our directors focus on creating long-term value for Ball's shareholders. Having a classified board helps provide continuity and stability of the Corporation's leadership and policies because a majority of the directors at any one time will have prior experience as directors of the Corporation and in-depth knowledge of the Corporation. This system permits directors to represent more effectively the long-term interests of all shareholders in a variety of circumstances, including responding to circumstances created by demands or action by special interest minority shareholders or groups or proponents of a takeover or restructuring or other extraordinary corporate action aimed at perceived short-term financial gain.

        The proponent states that amendments to the Indiana Business Corporation Law (the "IBCL") provide that directors will not be liable "for any action or failure to act regardless of the nature of the alleged breach of duty unless the breach or failure constitutes willful misconduct or recklessness," and that fiduciary duty concepts from other jurisdictions are prevented from implementation in Indiana. The IBCL clearly dictates that a director has an affirmative duty to discharge his or her duties in good faith; with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and in a manner the director reasonably believes to be in the best interests of the corporation. These same concepts are the basis of fiduciary duties addressed under Delaware law. Indiana courts have never been tied to the decisions of other states' courts regarding fiduciary duties under state sovereignty principles; however, Indiana courts are still free to consider, and frequently follow, the rulings of other states when deciding cases related to the fiduciary duties of directors, so long as they are not inconsistent with the application of the IBCL itself.

        With respect to bylaw amendments, we believe the Board is in an optimal position to consider amendments and whether they are in the best interest of all shareholders. It is important to ensure that no single interest group or shareholder's agenda are being advanced at the expense of other shareholders, and the Board's fiduciary duty to consider the interests of all shareholders ensures that it can determine what bylaws are appropriate for maximizing shareholder value.

        Ball has been an Indiana corporation since its formation in 1920, and can trace its roots there back to 1887, when the five Ball Brothers moved their newly established glass container business to Muncie, Indiana. Our corporate headquarters were located in Muncie for over one hundred years prior to moving to Colorado. Ball still maintains close ties to the State of Indiana and the Muncie community, and has grown and prospered under Indiana corporate law for over a century. In addition, one of our largest and most efficient metal beverage container plants is located in Monticello, Indiana. For the reasons set out above, our Board has determined that reincorporation in Delaware would not be in the best interest of the Corporation and its shareholders.

        For these reasons, the Board of Directors recommends that shareholders vote "AGAINST" this shareholder proposal.

 SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

        To be eligible for inclusion in the Corporation's Proxy Statement for the 2012 Annual Meeting of Shareholders, proposals of shareholders must be in writing and be received by the Corporate Secretary at the Corporation's principal executive offices, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510, by November 15, 2011.

        If a shareholder desires to bring business before the 2012 Annual Meeting of Shareholders, which is not the subject of a proposal submitted for inclusion in the Proxy Statement, the shareholder must notify the Corporation of the shareholder's proposal, which must be delivered to or mailed and received at the principal executive offices of the Corporation between December 29, 2011, and January 28, 2012, or the proposal may be considered untimely. The appointed proxies may exercise their discretionary authority to vote previously solicited proxies against such proposal if it is raised at the 2012 Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        As a result of an administrative error, the Form 4 report regarding 941 shares of Common Stock sold by Mr. Leroy Williams, Jr., on February 19, 2010, was not timely reported, and was subsequently reported on February 24, 2010.

SOLICITATION AND OTHER MATTERS

        The Corporation will pay the cost of soliciting proxies. Georgeson Inc. has been retained to assist in the solicitation of proxies for a fee of $8,000. In addition to solicitations by mail, proxies also may be solicited personally, or by telephone or electronic means by some directors, officers and regular employees of the Corporation, without additional compensation, as well as by employees of Georgeson Inc. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material, Annual Report and other shareholder materials to the beneficial owners of Common Stock.

        As of the date of this Proxy Statement, the Board of the Corporation has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. However, the persons named in the accompanying proxy card shall have authority to vote such proxy as to any other matters that properly come before the meeting and as to matters incidental to the conduct of the meeting, according to their discretion.

By Order of the Board of Directors
David A. Westerlund Corporate Secretary

March 14, 2011
Broomfield, Colorado

 Annex I

Ball Corporation
Audit Committee Charter

I.     Purpose

        The primary purposes of the Audit Committee (the "Committee") are to assist the Board of Directors (the "Board") in fulfilling its responsibility with regard to (a) management's conduct and the integrity of Ball Corporation's (the "Corporation") financial statements, (b) the Corporation's compliance with legal and regulatory requirements, the accounting policies and the system of internal control over financial reporting, disclosure controls and procedures, (c) the performance of the Corporation's outside auditor and internal audit department, (d) the outside auditor's qualifications and independence, (e) preparation of the report required by the Securities and Exchange Commission ("SEC") proxy rules, and (f) carrying out the responsibilities required of Audit Committees by the New York Stock Exchange ("NYSE") and the SEC.

        The Committee shall review the adequacy of this Charter on an annual basis.

II.    Membership

        The Committee shall be constituted by not less than three members of the Board. The Committee's composition will comply with the independence, service, financial literacy and experience requirements of the NYSE and SEC rules for serving on the Committee as determined in the business judgment of the Board. At least one member of the Committee will meet the requirements of and be designated as having accounting or related financial management expertise and at least one member of the Committee will meet the requirements of and be designated as an Audit Committee Financial Expert as required by the NYSE and the SEC, both as interpreted by the Board.

        The members of the Committee and the Committee Chair shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified by the Board.

III.  Responsibilities and Duties

        The Committee's role is generally one of oversight and it recognizes that the Corporation's management is responsible for preparing the Corporation's consolidated financial statements and that the outside auditor is responsible for auditing or reviewing those financial statements and performing any required audit of internal control over financial reporting. In carrying out its responsibilities, the Committee and its members are not providing any expert or special assurance as to the Corporation's financial statements, internal control over financial reporting, or any professional certification as to any auditor's work.

        The following matters constitute the recurring activities of the Committee. The responsibilities and duties of a member of the Committee are in addition to those duties set out for a member of the Board.

1.
With regard to selection, evaluation, compensation, oversight, and retention of the outside auditor, the Committee shall:

(a)
appoint the firm of independent outside auditors to act as the outside auditor for the Corporation and its subsidiaries for each fiscal year, subject to ratification as needed by the Board and shareholders;

(b)
evaluate the performance (including the performance of the engagement partner) and approve the compensation of the Corporation's outside auditor with regard to the annual audit and quarterly review of the Corporation's public financial statements and audit of internal control over financial reporting, and present the Committee's conclusions and decisions annually to the Board;

(c)
request from the outside auditor annually (i) a report describing the firm's internal quality control procedures, (ii) any material issues raised by the most recent internal quality control review or peer review of the firm or by any inquiry or investigation by governmental or professional authorities within the preceding five years regarding any independent audits, interim financial statement reviews or audits of internal control over financial reporting carried out by the outside auditor, and (iii) any steps taken to deal with any of the issues raised by the review, inquiry or investigation;

  (d)
  request from the outside auditor annually the disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB") regarding the outside auditor's communications with the Committee, and discuss with the outside auditor its independence and, where circumstances warrant, take appropriate action in response to the outside auditor's disclosures and letter to satisfy itself of the outside auditor's independence or recommend to the Board that the Board take such action;

  (e)
  have the authority to terminate or otherwise sanction the outside auditor if circumstances warrant or recommend to the Board such action; and

  (f)
  approve in advance the audit, audit-related and non-audit services to be performed by the outside auditor either directly or via the Committee Chair or designated Committee member, and receive a report from management or the outside auditor annually regarding audit, audit related, tax and all other fees paid by the Corporation to the outside auditor for services rendered in the immediately preceding two fiscal years, and consider whether the fees for non-audit or audit related services are compatible with maintaining the auditor's independence.

2.
With regard to the annual audit, interim reviews of the consolidated financial statements of the Corporation, and the required opinion on whether the Corporation maintained, in all material respects, effective internal control over financial reporting, the Committee shall:

a)
review an annual plan for the audit of the financial statements and for the audit of internal control over financial reporting by the Corporation's outside auditor, which plan includes the scope of audit and review activities and management's confirmation they have reviewed with the outside auditor;

b)
review and discuss with management and the outside auditor (i) the Corporation's audited consolidated financial statements, which form the basis for the consolidated financial statements to be included in the Corporation's Form 10-K, (ii) management's maintenance of effective internal controls over financial reporting, and (iii) the audit by the outside auditor of such internal controls;

c)
discuss with management and the outside auditor the matters required to be communicated by the PCAOB Auditing Standards ("PCAOB Standards") and by the General Commentary to Section 303A.07(c)(A), (B) and (C) of the NYSE Listing Manual, as may be amended or supplemented;

d)
discuss with management and the outside auditor the Corporation's unaudited interim consolidated financial statements, which form the basis for the statements to be included in the Corporation's Quarterly reports on Form 10-Q, including the review by the outside auditor in accordance with PCAOB Standards as may be amended or supplemented (The Chair of the Committee or a member of the Committee designated by the Chair may hold the discussion specified in 2(c).); and

e)
review with the outside auditor any audit or review problems or difficulties and management's response.

3.
With regard to financial reporting practices, disclosure controls and procedures, and internal control over financial reporting, the Committee shall:

(a)
inquire of management, the outside auditor and the director of internal audit as to the adequacy of internal control over financial reporting and disclosure controls and procedures;

(b)
discuss with management and the outside auditor the Corporation's disclosures in "Management's Discussions and Analysis of Financial Condition and Results of Operations" contained in the most recent 10-K or 10-Q periodic reports to the SEC;

(c)
discuss generally with management (i) earnings press releases, including the type and presentation of information to be included, such as non-GAAP financial measures and (ii) earnings guidance, if any, provided to credit rating agencies, analysts and the public; and

  (d)
  receive an annual audit plan of the Corporation's internal audit department, including scope; periodic reports on the progress, audit results and findings; and changes, if any, with regard to the audit plan during the fiscal year.

4.
With regard to other matters, the Committee shall:

(a)
oversee the Corporation's compliance with legal and regulatory requirements by (i) making inquiries of the Chair of the Corporate Compliance Committee, the General Counsel, and senior executive officers regarding the company's ethical standards, utilization of the Corporation's hotline reporting system, and the compliance by the company and its officers, employees and directors with the ethical standards and the law and by (ii) meeting annually with the General Counsel to review legal matters, including any matters that may have a material impact on the financial statements of the Corporation;

(b)
establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal control over financial reporting, auditing, ethical or legal compliance matters, including procedures for confidential, anonymous submission by employees of Ball or other interested parties of concerns regarding questionable accounting, auditing, ethical, or legal compliance matters;

(c)
discuss with the Chief Financial Officer, Treasurer, and senior executive management the guidelines and policies governing risk assessment and risk management of the Corporation;

(d)
set clear hiring policies for employees or former employees of the outside auditor;

(e)
receive from management or the outside auditor any information which must be delivered pursuant to Section 10A of the Securities Exchange Act of 1934;

(f)
review and approve the report regarding the Committee to be included in each annual proxy statement of the Corporation, which includes the matters required by the SEC; and

(g)
perform such other functions within the purposes, responsibilities and duties of the Committee as may be directed by the Board.

5.
In the process of carrying out the duties and responsibilities, the Committee shall:

(a)
keep regular minutes of its meetings and report any actions taken to the Board at its next meeting;

(b)
have the authority to investigate any matters brought to its attention, with full access to all the books, records, facilities, and personnel of the Corporation;

(c)
have the authority to secure outside counsel, accountants, or other experts, with appropriate budgeting and funding from the Corporation to pay these advisors, as determined by the Committee, to assist the Committee in fulfilling its responsibilities and duties;

(d)
have the authority to provide for appropriate funding from the Corporation for payment of compensation to any outside auditor with regard to the annual audit of financial statements and internal control over financial reporting and the quarterly review of the Corporation's interim financial statements;

(e)
have the authority to provide for appropriate funding for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its responsibilities and duties;

(f)
meet separately, periodically, with management, the engagement partner of the Corporation's outside audit firm, and the director of internal audit;

(g)
resolve any disagreements between management and the outside auditor; and

(h)
report annually to the Board concerning the performance of the Committee and discuss any needed action items for the Committee.

Although the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting audits and interim reviews, performing management's assessment of internal control over financial reporting, determining whether (a) the Corporation's financial statements are complete and accurate and in accordance with generally accepted accounting principles, or (b) management's report on internal control over financial reporting is appropriate for attestation by the outside auditor. Similarly, it is not the Committee's responsibility to ensure that the Corporation complies with all laws and regulations or its own policies, procedures, and practices.

 Annex II

Ball Corporation
Nominating/Corporate Governance
Committee Charter

I.     Purpose

        The primary purpose of the Nominating/Corporate Governance Committee (the "Committee") is to assist the Board of Directors (the "Board") of Ball Corporation (the "Corporation") in fulfilling its responsibility to identify qualified individuals to become Board members, recommend to the Board the selection of Board nominees for the next annual meeting of shareholders, and address the independence and effectiveness of the Board by advising and making recommendations on matters involving the organization and operation of the Board, corporate governance guidelines and directorship practices and overseeing the evaluation of the Board and its Committees. The Committee also monitors the Corporation's Sustainability initiatives.

II.    Membership

        The Committee shall be composed entirely of independent directors as defined by the New York Stock Exchange ("NYSE"). The members of the Committee and the Committee Chair shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors are duly elected and qualified by the Board.

III.  Responsibilities and Duties

        The Committee's role is generally one of oversight and it recognizes that the Board is responsible for the selection of and initial approval of Board nominees and the conduct of the annual evaluation of Board performance. In carrying out its responsibilities the Committee and its members are not providing any expert or special assurance as to Director, committee or Board performance.

        The following matters comprise the recurring activities of the Committee in carrying out its functions. The responsibilities and duties of a member of the Committee are in addition to his or her duties as a member of the Board.

1.
Identify and consider qualified candidates for Board membership consistent with policies and criteria approved by the Board, develop and maintain a list of candidates to fill vacancies on the Board and aid in attracting qualified individuals to the Corporation's Board. The Committee shall consider nominees for directorships submitted by shareholders.

2.
Recommend to the Board director candidates to fill vacancies occurring on the Board.

3.
Recommend to the Board annually a slate of director nominees to be elected by the shareholders at each annual meeting of the shareholders and recommend to the Board the inclusion of the slate of directors in the Proxy Statement.

4.
Develop and recommend to the Board any needed policies and criteria for selection of new directors, as it deems necessary.

5.
Develop and recommend to the Board any needed policies and standards for ongoing service on the Board and its committees, as it deems necessary.

6.
Develop and recommend any changes in the size, composition, organization and operational structure of the Board and its standing or ad hoc committees, as it deems necessary.

7.
Develop and recommend to the Board a set of corporate governance guidelines applicable to the Corporation.

8.
Develop and recommend to the Board ethical standards and ethics and legal compliance requirements for Directors and executive officers of the Corporation.

9.
Develop, recommend and oversee a Board, Board committee and Director evaluation process.

II-1

10.
Review and report to the Board the status of the Corporation's compensation program for Directors of the Corporation. Any changes in Director compensation should come upon the recommendation of the Committee, but with final approval by the Board.

11.
Review periodically the Sustainability activities of the Corporation.

12.
Budget for and hire experts as are deemed appropriate to advise the Committee in the performance of its duties, including the hiring of director search firms.

13.
Keep regular minutes of its meetings and report any actions taken to the Board at its next meeting.

14.
Review the adequacy of this Charter on an annual basis.

15.
Report annually to the Board concerning the performance of the Committee and discuss any needed action items for the Committee.

16.
Provide reports required of the Committee by the NYSE or Securities and Exchange Commission.

17.
Provide such other functions within the purposes, duties and responsibilities of the Committee as may be directed by the Board.

IV.   Other

A.
Policy with respect to Newly Created Directorships

In keeping with the Corporation's current practice, the Board will ensure that any person filling a newly created directorship shall stand for election at the annual meeting of shareholders immediately following such person's election by the Board.

B.
Policy with respect to Material Change in Director's Primary Employment

In keeping with the Corporation's current practice, any Director who suffers a material change in his or her primary employment will promptly tender to the Chairman of the Board a letter containing his or her offer to resign from the Board together with a brief explanation of the nature of the change in primary employment. The Chairman will bring the matter before the next regularly scheduled Board meeting and the Board may, in its sole discretion, accept or reject such Director's offer to resign.

II-2

 Annex III

Ball Corporation
Human Resources Committee Charter

I.     Purpose

        The primary purpose of the Human Resources Committee (the "Committee") is to assist the Board of Directors (the "Board") of Ball Corporation (the "Corporation") in fulfilling its responsibilities related to the evaluation of the Chief Executive Officer and Chairman of the Board (the "CEO") and the compensation for the position, overseeing the compensation of other executive officers, and to provide any report required of the Committee by the Securities and Exchange Commission ("SEC") or New York Stock Exchange ("NYSE"). It is not the intent of this Charter to preclude the discussion of CEO or other executive officer compensation as deemed appropriate by the Board.

II.    Membership

        The Committee shall be composed of not fewer than three members of the Board. The Committee's composition will comply with the independence requirements of the NYSE and/or applicable for the Committee.

        The members of the Committee and the Committee Chair shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors are duly elected and qualified by the Board.

III.  Responsibilities and Duties

        The Committee's role is generally one of oversight and it recognizes that management is responsible for designing and modifying salary ranges and grades, incentive compensation programs, compensation strategy and practices, performance evaluation systems, succession planning, and the conduct and funding of the various retirement plans of the Corporation. In carrying out its responsibilities, the Committee and its members are not providing any expert or special assurance as to the matters identified in this Charter, exercising discretion, authority or control over the management, funding and assets of the retirement plans or any professional certifications as to any auditor's work on the retirement plans.

        The Committee has the direct responsibility to review and approve the corporate goals and objectives relevant to the CEO's compensation and evaluate the performance of the CEO in light of these goals and objectives. The following matters comprise the recurring activities of the Committee in carrying out its functions. The responsibilities and duties of a member of the Committee are in addition to his or her duties as a member of the Board.

1.
Review and approve corporate goals and objectives relevant to the CEO, evaluate the performance of the CEO in light of the goals and objectives, either as a Committee or together with other independent directors as directed by the Board, determine and approve the CEO's compensation based on this evaluation, and determine the Corporation's policy with respect to the application of Internal Revenue Code Section 162(m).

2.
Approve the compensation of all other executive officers, and other employees of the Corporation as the Board may determine and direct from time to time.

3.
Approve the Corporation's schedule of salary ranges and grades for all salaried employees.

4.
Approve the Corporation's incentive compensation programs, including their design, participation basis and participation rates, as they apply to all executive officers, and other employees of the Corporation as the Board may determine and direct from time to time.

5.
Approve and receive reports on the major benefit plans, plan changes, additions, terminations and discontinuations.

6.
Direct the administration of the Corporation's various stock equity plans and deferred compensation plans, in accordance with such plans.

III-1

7.
Designate from time to time those executive officers and other employees to whom stock option, stock appreciation rights and/or stock awards are to be granted and approve the number of shares to be optioned and/or granted from time to time to executive officers and other employees of the Corporation.

8.
Review periodically, as deemed necessary by the Committee, the compensation strategy and practices of the Corporation.

9.
Discuss with the CEO and chief human resources officer of the Corporation, as deemed necessary by the Committee, the performance evaluation systems and succession planning of the Corporation. In this connection the Committee shall discuss with the CEO the succession plan for the CEO.

10.
In carrying out its responsibilities, the Committee shall have the authority to budget for and hire experts, including executive compensation consultants, as are deemed appropriate to advise the Committee and in accordance with NYSE requirements and applicable law.

11.
Provide reports required of the Committee by the SEC or NYSE, including the annual report on executive compensation in the Corporation's Proxy Statement.

12.
Keep regular minutes of its meetings and report any actions taken to the Board at its next meeting.

13.
Review the adequacy of this Charter on an annual basis.

14.
Report annually to the Board concerning the performance of the Committee and discuss any needed action items for the Committee.

15.
Review the services provided to the Corporation by any compensation consultants and the Corporation's policies and practices regarding the retention of compensation consultants.

16.
As an adjunct to the Audit Committee's responsibility to monitor corporate risk, the Committee will review compensation policies and practices, as appropriate, in order to assess whether they present risks that are reasonably likely to have a material adverse effect on the Corporation.

17.
Perform such other functions within the purposes, duties and responsibilities of the Committee as may be directed by the Board.

III-2

 Annex IV

Ball Corporation
Finance Committee Charter

I.     Purpose

        The primary purpose of the Finance Committee (the "Committee") is to assist the Board of Directors (the "Board") of Ball Corporation (the "Corporation") in fulfilling its responsibility to oversee management's conduct of the financing of the Corporation, share repurchase activity, status of the Corporation's employee retirement plans and insurance policies and the Corporation's policies relating to interest rate, commodity and currency hedging.

II.    Membership

        The Committee shall be comprised of members of the Board with a majority consisting of non-management directors.

        The members of the Committee and the Committee Chair shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified by the Board.

III.  Responsibilities and Duties

        The Committee's role is one of oversight and it recognizes that the Corporation's management is responsible for preparing and executing the financing plans and share repurchase activity of the Corporation, developing and implementing policies on hedging interest rates, commodities and foreign currencies, deciding the type and level of insurance to purchase, if any, and to manage the assets and funding requirements of the various employee retirement plans of the Corporation. In carrying out its oversight responsibilities the Committee and its members are not providing any expert or special assurance as to the matters identified in this Charter, exercising discretion, authority or control over the management, funding and assets of the retirement plans, or any professional certifications as to any auditor's work on the retirement plans.

        The following matters comprise the recurring activities of the Committee in carrying out its oversight function. The responsibilities and duties of a member of the Committee are in addition to those duties set out for a member of the Board.

1.
Review and recommend for Board approval the annual financing plans of the Corporation.

2.
Receive periodic reports regarding the status of the Corporation's employee retirement plans.

3.
Receive periodic reports regarding the Corporation's continuing relationships with financial institutions and credit rating agencies.

4.
Receive periodic reports from management concerning policies and practices relating to the repurchase of its common stock.

5.
Review and recommend for Board Approval omnibus share repurchase authorizations.

6.
Review and recommend for Board Approval the amount and timing of dividends.

7.
Review and recommend for Board approval any significant financing and credit arrangements requiring approval by the Board.

8.
Receive periodic reports from management concerning policies and practices related to interest rate, commodity and currency hedging activities, as deemed necessary by the Committee.

9.
Receive periodic reports from management concerning the insurance policies and practices of the Corporation, as deemed necessary by the Committee.

IV-1

10.
Budget for and hire experts as are deemed appropriate to advise the Committee in the performance of its duties.

11.
Keep regular minutes of its meetings, and report any actions taken to the Board at its next meeting.

12.
Review the adequacy of this Charter on an annual basis.

13.
Report annually to the Board concerning the performance of the Committee and discuss any needed action items for the Committee.

14.
Provide reports required of the Committee by the Securities and Exchange Commission and New York Stock Exchange, if any.

15.
Provide such other functions within the purposes, duties and responsibilities of the Committee as may be directed by the Board.

IV-2

BALL CORPORATION

10 LONGS PEAK DRIVE
BROOMFIELD, COLORADO 80021-2510

04 - Stuart A. Taylor II Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01AKHE 1 U P X + Annual Meeting Proxy Card . + A Election of Directors – The Board of Directors recommends a vote FOR the election of directors. For Against Abstain 2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditor for the Corporation for 2011. 01 - John A. Hayes 02 - George M. Smart 03 - Theodore M. Solso 1. Nominees: For Withhold For Withhold For Withhold B 3. Proposal to approve by non-binding vote, the compensation of the named executive officers as disclosed in the Proxy Statement. IMPORTANT ANNUAL MEETING INFORMATION 1 Yr 2 Yrs 3 Yrs Abstain 4. Proposal to recommend, by non-binding vote, the frequency of the shareholder vote to approve the compensation of the named executive officers. The Board of Directors recommends a vote AGAINST Proposals 5 and 6. For Against Abstain 5. Proposal to have the Board of Directors adopt a rule to redeem any current or future rights plan unless such plan or amendments to the plan are submitted to a shareholder vote, as a separate ballot item, within 12 months. 7. At their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof. 6. Proposal to have the Board of Directors take the necessary steps, excluding those that may be taken only by shareholders, to change Ball’s jurisdiction of incorporation to Delaware. The Board of Directors recommends ONE YEAR for Proposal 4. The Board of Directors recommends a vote FOR Proposals 2 and 3. Issues 1 1 2 4 4 3 1 1234 5678 9012 345 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 A.M., Central Time on April 27, 2011. Vote by Internet • Log on to the Internet and go to www.investorvote.com/bll • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD.

Meeting Details The 2011 Ball Corporation Annual Meeting of Shareholders will be held at 8:00 A.M. (MDT), Wednesday, April 27, 2011, at Ball Corporation's offices, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510. Proxy Solicited by Board of Directors for Annual Meeting on April 27, 2011 Robert W. Alspaugh, John F. Lehman, Jan Nicholson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Ball Corporation to be held on April 27, 2011, or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Items 1, 2 and 3, ONE YEAR for Item 4 and AGAINST Items 5 and 6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Continued and to be voted on reverse side.) . Proxy — Ball Corporation C Non-Voting Items Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below D Please sign exactly as name(s) appears hereon. All owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD.

04 - Stuart A. Taylor II Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01AKID 1 U P X + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card . + A Election of Directors – The Board of Directors recommends a vote FOR the election of directors. 01 - John A. Hayes 02 - George M. Smart 03 - Theodore M. Solso 1. Nominees: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditor for the Corporation for 2011. B 3. Proposal to approve by non-binding vote, the compensation of the named executive officers as disclosed in the Proxy Statement. 1 Yr 2 Yrs 3 Yrs Abstain 4. Proposal to recommend, by non-binding vote, the frequency of the shareholder vote to approve the compensation of the named executive officers. The Board of Directors recommends a vote AGAINST Proposals 5 and 6. For Against Abstain 5. Proposal to have the Board of Directors adopt a rule to redeem any current or future rights plan unless such plan or amendments to the plan are submitted to a shareholder vote, as a separate ballot item, within 12 months. 7. At their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof. 6. Proposal to have the Board of Directors take the necessary steps, excluding those that may be taken only by shareholders, to change Ball’s jurisdiction of incorporation to Delaware. The Board of Directors recommends ONE YEAR for Proposal 4. The Board of Directors recommends a vote FOR Proposals 2 and 3. Issues 1 1 2 4 4 3 2 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Meeting Details The 2011 Ball Corporation Annual Meeting of Shareholders will be held at 8:00 A.M. (MDT), Wednesday, April 27, 2011, at Ball Corporation's offices, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510. Proxy Solicited by Board of Directors for Annual Meeting on April 27, 2011 Robert W. Alspaugh, John F. Lehman, Jan Nicholson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Ball Corporation to be held on April 27, 2011, or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Items 1, 2 and 3, ONE YEAR for Item 4 and AGAINST Items 5 and 6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Continued and to be voted on reverse side.) Proxy — Ball Corporation Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. All owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

QuickLinks

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
BENEFICIAL OWNERSHIP
VOTING ITEM I—ELECTION OF DIRECTORS
DIRECTOR NOMINEES AND CONTINUING DIRECTORS
DIRECTOR AND NOMINEE EXPERIENCE AND QUALIFICATIONS
BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT
BOARD DIVERSITY
GOVERNANCE OF THE CORPORATION
CERTAIN COMMITTEES OF THE BOARD
BOARD MEETINGS AND ANNUAL MEETING
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
EXECUTIVE COMPENSATION
REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS
EXECUTIVE SUMMARY
COMPENSATION DISCUSSION AND ANALYSIS
TABLES AND NARRATIVES
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS TABLE
OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2010
OPTION EXERCISES AND STOCK VESTED IN 2010
NON-QUALIFIED DEFERRED COMPENSATION
PENSION BENEFITS
OTHER POTENTIAL POST-TERMINATION EMPLOYMENT BENEFITS
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
VOTING ITEM 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR
VOTING ITEM 3—ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION
Summary of 2010 Named Executive Officer Compensation
VOTING ITEM 4—ADVISORY (NON-BINDING) VOTE DETERMINING THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION
VOTING ITEM 5—SHAREHOLDER PROPOSAL REGARDING APPROVAL OF RIGHTS PLAN
PROPOSAL
SUPPORTING STATEMENT
STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL
VOTING ITEM 6—SHAREHOLDER PROPOSAL REGARDING REINCORPORATION IN DELAWARE
SUPPORTING STATEMENT
STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL
SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SOLICITATION AND OTHER MATTERS
  Annex I
  Annex II
  Annex III
  Annex IV